UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Liberty TripAdvisor Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)
and 0-11

LIBERTY TRIPADVISOR HOLDINGS, INC. 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5200

DEAR FELLOW STOCKHOLDER:
You are cordially invited to attend the 2024 annual meeting of stockholders of Liberty TripAdvisor Holdings, Inc. to be held at 8:45 a.m., Mountain time, on June 10, 2024. The annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/LTAH2024. To enter the annual meeting, you will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on June 10, 2024.
At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning the proxy card if you received a paper copy of the proxy materials by mail. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your cooperation and continued support and interest in Liberty TripAdvisor.
Very truly yours,
Gregory B. Maffei
Chairman of the Board, President and Chief Executive Officer
April 24, 2024
The Notice of Internet Availability of Proxy Materials is first being mailed on or about April 29, 2024, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given of the annual meeting of stockholders of Liberty TripAdvisor Holdings, Inc. The annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders.

MEETING DATE & TIME	VIRTUAL MEETING LOCATION	RECORD DATE
June 10, 2024, at 8:45 a.m. MT	You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/LTAH2024	5:00 p.m., New York City time, on April 16, 2024
To enter the annual meeting, you will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on June 10, 2024.
At the annual meeting, you will be asked to consider and vote on the following proposals. Our Board of Directors (Board or Board of Directors) has unanimously approved each proposal for inclusion in the proxy materials.
PROPOSAL		BOARD RECOMMENDATION	PAGE
1	A proposal (which we refer to as the election of directors proposal) to elect Gregory B. Maffei and Michael J. Malone to continue serving as Class IIl members of our Board until the 2027 annual meeting of stockholders or their earlier resignation or removal.	FOR each director nominee	14
2	A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2024.	FOR	32
3	A proposal (which we refer to as the say-on-pay proposal) to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation”.	FOR	36
	You may also be asked to consider and vote on such other business as may properly come before the annual meeting.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.
Internet	Virtual Meeting	Phone	Mail
Vote online at www.proxyvote.com	Vote live during the virtual meeting at the URL above	Vote by calling 1-800-690-6903 (toll free) in the United States or Canada	Vote by returning a properly completed, signed and dated proxy card

WHO MAY VOTE	WHO MAY NOT VOTE
Holders of record of our Series A common stock, par value $0.01 per share, and our Series B common stock, par value $0.01 per share, as of the record date will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal.	Holders of record of our 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, are not entitled to any voting powers, except as specified in the Certificate of Designations relating to such shares or as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting.
A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting. If you have any questions with respect to accessing this list, please contact Liberty TripAdvisor Investor Relations at (844) 826-8736.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be
Held on June 10, 2024: our Notice of Annual Meeting of Stockholders, Proxy Statement and 2023
Annual Report to Stockholders are available at www.proxyvote.com.
By order of the Board of Directors,
Michael E. Hurelbrink
Assistant Vice President and Secretary
Englewood, Colorado
April 24, 2024
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS BY MAIL.

Glossary of Defined Terms

360networks	360networks Corporation
Atlanta Braves Holdings	Atlanta Braves Holdings, Inc.
Charter	Charter Communications, Inc.
Cove Street	Cove Street Capital, LLC
Crimson Asset Management	Crimson Asset Management Ltd.
CSC Partners	Jeffrey Bronchick and CSC Partners Fund, LP
Discovery	Discovery, Inc. (formerly Discovery Communications)
Discovery Communications	Discovery Communications, Inc.
DMX	DMX Music, Inc. (formerly AEI Music, Inc.)
FW Cook	Frederic W. Cook & Co., Inc.
GCI Liberty	GCI Liberty, Inc.
LGI	Liberty Global, Inc. (predecessor to LGP)
LGP	Liberty Global plc
Liberty Broadband	Liberty Broadband Corporation
Liberty Expedia	Liberty Expedia Holdings, Inc.
Liberty Media	Liberty Media Corporation
Liberty TripAdvisor	Liberty TripAdvisor Holdings, Inc.
Live Nation	Live Nation Entertainment, Inc.
LMAC	Liberty Media Acquisition Corporation
LMI	Liberty Media International, Inc. (predecessor of LGI)
Microsoft	Microsoft Corporation
Oracle	Oracle Corporation
Qurate Retail	Qurate Retail, Inc.
Sirius XM	Sirius XM Holdings Inc.
Triad	Triad Investment Management
Tripadvisor	Tripadvisor, Inc.
Vanguard	The Vanguard Group
Wittenberg	Wittenberg Investment Management, Inc.
Zillow	Zillow Group, Inc.

Proxy Summary
Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.
What’s new with this year’s proxy statement?
• 2023 Year in Review • Voting Roadmap on page 3 • Say-on-Pay Proposal on page 36
ABOUT OUR COMPANY

Liberty TripAdvisor consists of its subsidiary Tripadvisor, the world’s largest travel platform. Tripadvisor aggregates reviews and opinions from its community of travelers about accommodations, restaurants, experiences, airlines and cruises throughout the world.

2023 YEAR IN REVIEW
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Tripadvisor achieved strong operating results in 2023 with consolidated revenue growth of 20% and adjusted EBITDA(1) growth of 13% year-over-year

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Diversified revenue profile with experiences comprising over 40% of total revenue

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Brand Tripadvisor saw revenue growth and stability in margins reflecting the balance of strategic investment and disciplined cost management

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Viator grew revenue 49% year-over-year, with gross booking value up 40%, and reached break even profitability for the year

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TheFork increased revenue 22% year-over-year and made meaningful margin improvement, exiting the year at breakeven

(1)
For a definition of adjusted EBITDA as defined by Tripadvisor, as well as a reconciliation of adjusted EBITDA to net income (loss), please see Tripadvisor’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the SEC) on February 16, 2024.

LIBERTY TRIPADVISOR HOLDINGS, INC. / 1

Proxy Summary
Our Defining Attributes
FORWARD-LOOKING We take advantage of the benefits and minimize the risks associated with the digital transition in the industries in which we invest.	NIMBLE We structure our team to allow us to move quickly when opportunities arise, and we can be creative in our deal structures.
FINANCIALLY SOPHISTICATED We have experience in mergers, divestitures, investing, capital deployment, credit analysis and setting capital structures.	LONG-TERM FOCUSED We take a long-term, strategic view in our various operating businesses and are less concerned with short-term bouts of volatility.

STOCKHOLDER CENTRIC
We think like owners and are focused on long-term gains rather than short-term results. The compensation structure of our management team is closely tied to the long-term performance of our stock.

2 / 2024 PROXY STATEMENT

Proxy Summary
VOTING ROADMAP
Proposal 1: Election of Directors Proposal (see page 14)
OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company. See pages 14 – 21 for further information.

OUR DIRECTOR NOMINEES
GREGORY B. MAFFEI
Director Since: June 2013 Chairman of the Board, President, and Chief Executive Officer	Committee(s): Executive

Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy making positions at our company, Liberty Media, Qurate Retail, Atlanta Braves Holdings and Liberty Broadband, and his previous executive positions at GCI Liberty, Oracle, 360networks and Microsoft, as well as his public company board experience. He provides our Board with executive leadership perspective on the strategic planning for, and operations and management of, large public companies and risk management principles.

MICHAEL J. MALONE
Director Since: August 2014 Independent Director	Committee(s): Compensation, Audit

Mr. Malone is an experienced entrepreneur with over 20 years of senior leadership and management experience. Mr. Malone provides our Board with insight into the structuring of investments and acquisitions and the management of technology companies.

BOARD AND CORPORATE GOVERNANCE HIGHLIGHTS
Effective Independent Oversight	Strong Governance Practices

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Majority of our directors are independent

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Executive sessions of independent directors held without the participation of management

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Independent directors chair the audit, compensation and nominating and corporate governance committees

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Ability to engage with independent consultants or advisors

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No compensation committee interlocks or compensation committee engagement in related party transactions in 2023

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100% director participation at 2023 meetings of the Board and its committees

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Succession planning

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Stockholder access to the director nomination process

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Corporate Governance Guidelines and Code of Business Conduct and Ethics which are published online

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Directors have unabridged access to senior management and other company employees

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Anonymous “whistleblowing” channels for any concerns

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Well-established risk oversight process

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Leverages collaborative approach to enhancing sustainability practices

LIBERTY TRIPADVISOR HOLDINGS, INC. / 3

Proxy Summary
Proposal 2: Auditors Ratification Proposal (see page 32)
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this proposal because KPMG LLP is an independent firm with few ancillary services and reasonable fees, and has significant industry and financial reporting expertise. See pages 32 – 34 for further information.

Proposal 3: Say-on-Pay Proposal (see page 36)
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this proposal because the compensation structure is aligned with our ultimate goal of appropriately motivating our executives to increase long-term stockholder value. See page 36 for further information.

4 / 2024 PROXY STATEMENT

Proxy Summary
SUSTAINABILITY HIGHLIGHTS
At Liberty TripAdvisor, we believe that we can have the largest impact, and unlock the greatest value, through a collaborative approach to sustainability issues. This approach reflects a sustainability partnership across our company, Liberty Media, Atlanta Braves Holdings, Qurate Retail and Liberty Broadband, as well as with the portfolio of assets within each of these public companies.
This approach to sustainability is underpinned by four core values:
EMPOWER AND VALUE OUR PEOPLE	CONTINUOUS PURSUIT OF EXCELLENCE	CREATE OPTIONALITY AND BE NIMBLE	ACT LIKE OWNERS

LIBERTY TRIPADVISOR HOLDINGS, INC. / 5

Proxy Summary
By applying this mindset to sustainability, we leverage best practices, share resources, develop priorities and pursue sustainable long-term value creation at the Liberty level and across our portfolio of companies:
Oversight and Support
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Top-down sustainability oversight across our portfolio of companies

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Board-level engagement on material sustainability issues

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Corporate Responsibility Committee, comprised of nearly 20 leaders from across our company’s departments, handles development and implementation of sustainability strategy

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Active investor engagement to understand expectations

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Ongoing monitoring of industries’ sustainability best practices

See “Corporate Governance—Board Role in Risk Oversight”

Scale and Synergies
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Sustainability risk management and opportunity capture

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Annual sustainability summits for idea generation and best practice sharing

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Disclosure practices conveyed proactively, portfolio-wide

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ESG policy library as a resource for all companies

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Access to green energy investments and other opportunities

6 / 2024 PROXY STATEMENT

Proxy Summary

Our Sustainability Pillars:

ENVIRONMENTAL STEWARDSHIP	COMMUNITY COMMITMENT

We recognize climate change and adverse impacts on the natural world are among the most pressing challenges facing humanity today. Environmental sustainability has implications for markets, and our investors. Moreover, how we manage our environmental impact matters to our employees, our customers, our business partners, and our other stakeholders.

We are privileged to operate in many communities, and we take seriously our role as a leader and partner within, and contributor to, these communities.
Through the products and services we provide, our charitable giving and volunteerism, and our broader community relations, we strive to connect with and serve our local communities, for the benefit of our employees, businesses, customers, and neighbors.

TALENT & CULTURE	ETHICS & INTEGRITY

We believe that the ability to engage a dynamic and thoughtful workforce is key to creating value. We nurture a company culture of diversity, equity, and inclusion where everyone can unlock their full potential, both at our company and across our portfolio of businesses. Additionally, our focus on recruitment, development and succession planning, and fair labor practices are key focal points of our human capital strategy.

Our Board of Directors and leadership team lead with principle and integrity and expect each of our companies to do the same. This means aligning their business strategies with the long-term interests of all their stakeholders, including customers, employees, regulators, and the general public.

LIBERTY TRIPADVISOR HOLDINGS, INC. / 7

Proxy Summary
EXECUTIVE COMPENSATION HIGHLIGHTS
Compensation Philosophy

Our compensation philosophy seeks to align the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating our executives to increase long-term stockholder value.

To that end, the compensation packages provided to the named executive officers include significant performance-based bonuses and equity incentive awards, including equity awards that vest multiple years after initial grant.
WHAT WE DO	WHAT WE DO NOT DO

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A significant portion of compensation is at-risk and performance-based.

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Performance targets for our executives support the long-term growth of our company.

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We have clawback provisions for equity-based incentive compensation.

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Our compensation practices do not encourage excessive risk taking.

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We do not provide tax gross-up payments in connection with taxable income from perquisites.

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We do not engage in liberal share recycling.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement in connection with the Board of Directors’ solicitation of proxies for use at our 2024 Annual Meeting of Stockholders to be held at 8:45 a.m., Mountain time, on June 10, 2024 or at any adjournment or postponement of the annual meeting. The annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/LTAH2024. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (LTRPA), and Series B common stock, par value $0.01 per share (LTRPB). The holders of our 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (LTRPP), are not entitled to any voting powers, except as specified in the Certificate of Designations relating to such shares or as required by Delaware law, and may not vote on the proposals to be presented at the annual meeting. We refer to LTRPA and LTRPB together as our common stock. We refer to our common stock together with LTRPP as our capital stock.
8 / 2024 PROXY STATEMENT

The Annual Meeting
The Annual Meeting

NOTICE AND ACCESS OF PROXY MATERIALS
We have elected, in accordance with the SEC “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically. The Notice is first being mailed to our stockholders on or about April 29, 2024. The proxy materials will first be made available to our stockholders on or about the same date.
The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review the proxy materials before voting.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be
Held on June 10, 2024: our Notice of Annual Meeting of Stockholders, Proxy Statement and 2023
Annual Report to Stockholders are available at www.proxyvote.com.
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement or if you hold our common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling, toll-free in the United States, 1-866-540-7095. If you participate in householding and wish to receive a separate copy of this Proxy Statement or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.
ELECTRONIC DELIVERY
Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Broadridge, at (888) 789-8410 (outside the United States (303) 562-9272). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
TIME, PLACE AND DATE
The annual meeting of stockholders is to be held at 8:45 a.m., Mountain time, on June 10, 2024. The annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/LTAH2024. To enter the annual meeting, you will need the 16-digit control number
LIBERTY TRIPADVISOR HOLDINGS, INC. / 9

The Annual Meeting
that is printed on your Notice or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on June 10, 2024.
TECHNICAL DIFFICULTIES VOTING DURING THE ANNUAL MEETING. If during the check-in time or during the annual meeting you have technical difficulties or trouble accessing the applicable virtual meeting website Broadridge Corporate Issuer Solutions, Inc. will have technicians ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the annual meeting, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/LTAH2024. If Liberty TripAdvisor experiences technical difficulties during the annual meeting (e.g., a temporary or prolonged power outage), it will determine whether the annual meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the annual meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Liberty TripAdvisor will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/LTAH2024.
PURPOSE
At the annual meeting, you will be asked to consider and vote on each of the following:
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the election of directors proposal, to elect Gregory B. Maffei and Michael J. Malone, to continue serving as Class IIl members of our Board until the 2027 annual meeting of stockholders or their earlier resignation or removal;

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the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2024; and

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the say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation”.

You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.
Recommendation of Our Board of Directors

Our Board of Directors has unanimously approved each of the proposals for inclusion in the proxy materials and recommends that you vote FOR the election of each director nominee, FOR the auditors ratification proposal and FOR the say-on-pay proposal.

QUORUM
In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date (as defined below) and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. Virtual attendance at the annual meeting constitutes presence in person for purposes of a quorum at the meeting. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See “—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below.
WHO MAY VOTE
Holders of shares of our common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 16, 2024 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.
10 / 2024 PROXY STATEMENT

The Annual Meeting
VOTES REQUIRED
Each director nominee who receives a plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, will be elected to office.
Approval of each of the auditors ratification proposal and the say-on-pay proposal requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Virtual attendance at the annual meeting constitutes presence in person for purposes of each required vote.
VOTES YOU HAVE
At the annual meeting, holders of shares of LTRPA will have one vote per share and holders of shares of LTRPB will have ten votes per share, in each case, that our records show are owned as of the record date. Holders of LTRPP shares will not be eligible to vote at the annual meeting.
SHARES OUTSTANDING
As of the record date, 73,084,484 shares of LTRPA and 4,232,532 shares of LTRPB were issued and outstanding and entitled to vote at the annual meeting.
NUMBER OF HOLDERS
There were, as of the record date, 720 and 39 record holders of LTRPA and LTRPB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
VOTING PROCEDURES FOR RECORD HOLDERS
Holders of record of LTRPA and LTRPB as of the record date may vote via the Internet at the annual meeting or prior to the annual meeting by telephone or through the Internet. Alternatively, if they received a paper copy of the proxy materials by mail, they may give a proxy by completing, signing, dating and returning the proxy card by mail.
Holders of record may vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/LTAH2024. To enter the annual meeting, holders will need the 16-digit control number that is printed on their Notice or proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on June 10, 2024.
Instructions for voting prior to the annual meeting by using the Internet are printed on the Notice or the proxy card. In order to vote prior to the annual meeting through the Internet, holders should have their Notices or proxy cards available so they can input the required information from the Notice or proxy card, and log onto the Internet website address shown on the Notice or proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.
If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted “FOR” the election of each director nominee and “FOR” each of the auditors ratification proposal and the say-on-pay proposal.
LIBERTY TRIPADVISOR HOLDINGS, INC. / 11

The Annual Meeting
If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the election of directors proposal, and it will have the same effect as a vote “AGAINST” each of the auditors ratification proposal and the say-on-pay proposal.
If you do not submit a proxy or you do not vote at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum. Your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).
VOTING PROCEDURES FOR SHARES HELD IN STREET NAME
GENERAL
If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market LLC (Nasdaq) prohibit brokers, banks and other nominees from voting shares on behalf of their clients without specific instructions from their clients with respect to numerous matters, including, in our case, the election of directors proposal and the say-on-pay proposal, each as described in this proxy statement. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.
EFFECT OF BROKER NON-VOTES
Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LTRPA and LTRPB or how to change your vote or revoke your proxy.
REVOKING A PROXY
If you submitted a proxy prior to the start of the annual meeting, you may change your vote by attending the annual meeting online and voting via the Internet at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on June 9, 2024.
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
SOLICITATION OF PROXIES
We are soliciting proxies by means of the proxy materials on behalf of our Board of Directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the proxy materials to you and getting your voting instructions.
If you have any further questions about voting or attending the annual meeting, please contact Liberty TripAdvisor Investor Relations at (844) 826-8736 or Broadridge at (888) 789-8410 (outside the United States (303) 562-9272).
OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING
Our Board of Directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best
12 / 2024 PROXY STATEMENT

The Annual Meeting
judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.
STOCKHOLDER PROPOSALS
This proxy statement relates to our annual meeting of stockholders for the calendar year 2024 which will take place on June 10, 2024. Based solely on the date of our 2024 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 30, 2024 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2025 (the 2025 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the Board of Directors, must be received at our executive offices at the foregoing address not earlier than March 12, 2025 and not later than April 11, 2025 to be considered for presentation at the 2025 annual meeting. We currently anticipate that the 2025 annual meeting will be held during the second quarter of 2025. If the 2025 annual meeting takes place more than 30 days before or 30 days after June 10, 2025 (the anniversary of the 2024 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the Board of Directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2025 annual meeting is communicated to stockholders or public disclosure of the date of the 2025 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2025 annual meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Liberty TripAdvisor nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the Exchange Act), no later than April 11, 2025.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law or, if the conversion proposal has been adopted and conversion has occurred, Nevada law.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertytripadvisorholdings.com. Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement. If you would like to receive a copy the 2023 Form 10-K (the 2023 Form 10-K), which was filed on February 16, 2024 with the SEC, or any of the exhibits listed therein please call or submit a request in writing to Investor Relations, Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (844) 826-8736, and we will provide you with the 2023 Form 10-K without charge or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
LIBERTY TRIPADVISOR HOLDINGS, INC. / 13

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
Proposal 1 – The Election of Directors Proposal

BOARD OF DIRECTORS OVERVIEW
What am I being asked to vote on and how should I vote?
We are asking our stockholders to elect Gregory B. Maffei and Michael J. Malone to continue serving as Class IIl members of our Board until the 2027 annual meeting of stockholders or their earlier resignation or removal.
Our Board of Directors currently consists of seven directors, divided among three classes. Our Class IIl directors, whose term will expire at the annual meeting, are Gregory B. Maffei and Michael J. Malone. These directors are nominated for election to our Board to continue to serve as Class IIl directors, and we have been informed that each of Messrs. Maffei and Malone is willing to continue to serve as a director of our company. The term of the Class IIl directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2027. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2025, are Larry E. Romrell and J. David Wargo. Our Class Il directors, whose term will expire at the annual meeting of our stockholders in the year 2026, are Christy Haubegger, Chris Mueller and Albert Rosenthaler.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the Board of Directors.
The following lists the two nominees for election as directors at the annual meeting and the five directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our Board of Directors. For additional information on our Board’s evaluation of director candidates or incumbent directors seeking re-election, see “Corporate Governance—Board Criteria and Director Candidates.” The number of shares of our common stock beneficially owned by each director is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
The members of our nominating and corporate governance committee have determined that Messrs. Maffei and Malone, each of whom is nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nominations were approved by the entire Board of Directors.
VOTE AND RECOMMENDATION
A plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, is required to elect each of Gregory B. Maffei and Michael J. Malone as a Class IIl member of our Board of Directors.
OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

14 / 2024 PROXY STATEMENT

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
OUR BOARD AT A GLANCE
		Committee Memberships
Name and Principal Occupation	Director Since	Executive	Compensation	Nominating & Corporate Governance	Audit	Non-Liberty Public Board Directorships(1)
Class III directors who will stand for election this year
GREGORY B. MAFFEI (Board Chairman)	2013	M				1
MICHAEL J. MALONE	2014		M		M	—
Class I directors who will stand for election in 2025
LARRY E. ROMRELL	2014		C	M		1
J. DAVID WARGO	2014		M	C	M	2
Class II directors who will stand for election in 2026
CHRISTY HAUBEGGER	2021			M		1
CHRIS MUELLER	2014	M			C	—
ALBERT E. ROSENTHALER	2014	M				—

(1)
Does not include service on the Board of Directors of Liberty Media, Qurate Retail, Liberty Broadband, Atlanta Braves Holdings, Sirius XM, Charter, Tripadvisor or Live Nation. See “Corporate Governance—Board Criteria and Director Candidates—Outside Commitments.”

C = Chairperson	M = Member	= Independent
INDEPENDENCE	AGE
LIBERTY TRIPADVISOR HOLDINGS, INC. / 15

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
DIRECTOR SKILLS AND EXPERIENCE

TRAVEL & LEISURE
43%
CONSUMER FACING BUSINESS
57%
OPERATIONS AND MANAGEMENT
71%
STRATEGIC OVERSIGHT
100%
SUSTAINABILITY
100%
RISK MANAGEMENT
100%
ACCOUNTING & FINANCE
71%
EXECUTIVE LEADERSHIP
100%
PUBLIC BOARD EXPERIENCE
86%

16 / 2024 PROXY STATEMENT

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
NOMINEES FOR ELECTION AS DIRECTORS
Gregory B. Maffei	Chairman of the Board, President and Chief Executive Officer Director Since: June 2013, Chairman since June 2015 Age: 63 Committees: Executive
Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy making positions at our company, Liberty Media, Qurate Retail, Atlanta Braves Holdings and Liberty Broadband, and his previous executive positions at GCI Liberty, Oracle, 360networks and Microsoft, as well as his public company board experience. He provides our Board with executive leadership perspective on the strategic planning for, and operations and management of, large public companies and risk management principles.

Professional Background:
•
President and Chief Executive Officer of our company since July 2013

•
President and Chief Executive Officer of Liberty Media since May 2007

•
President and Chief Executive Officer of Liberty Broadband since June 2014

•
President and Chief Executive Officer of Atlanta Braves Holdings since December 2022

•
President and Chief Executive Officer of Qurate Retail from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006; Chairman of the Board of Qurate Retail since March 2018

•
President and Chief Executive Officer of GCI Liberty from March 2018 until its combination with Liberty Broadband in December 2020

•
President and Chief Executive Officer of LMAC from November 2020 until its liquidation and dissolution in December 2022

•
Previously President and Chief Financial Officer of Oracle, Chairman, President and Chief Executive Officer of 360networks, and Chief Financial Officer of Microsoft

Public Company Directorships:
•
Atlanta Braves Holdings (December 2022 – present; Chairman of the Board, July 2023 – present)

•
Tripadvisor (Chairman of the Board, February 2013 – present)

•
Liberty Media (May 2007 – present)

•
Sirius XM (March 2009 – present; Chairman of the Board, April 2013 – present)

•
Live Nation (February 2011 – present; Chairman of the Board, March 2013 – present)

•
Qurate Retail (November 2005 – present; Chairman of the Board, March 2018 – present)

•
Liberty Broadband (June 2014 – present)

•
Charter (May 2013 – present)

Non-Liberty Public Company Directorships:
•
Zillow (February 2015 – present)

Former Public Company Directorships:
•
LMAC (November 2020 – December 2022; Chairman of the Board, April 2021 – December 2022)

•
GCI Liberty (March 2018 – December 2020)

•
Zillow, Inc. (Zillow’s predecessor) (May 2005 – February 2015)

•
DIRECTV and predecessors (February 2008 – June 2010)

•
Electronic Arts, Inc. (June 2003 – July 2013)

•
Barnes & Noble, Inc. (September 2011 – April 2014)

•
STARZ (Chairman of the Board, January 2013 – December 2016)

•
Pandora Media, Inc. (September 2017 – February 2019)

LIBERTY TRIPADVISOR HOLDINGS, INC. / 17

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
Michael J. Malone	Director Since: August 2014 Age: 79 Committees: Compensation; Audit Independent Director
Mr. Malone is an experienced entrepreneur with over 20 years of senior leadership and management experience. Mr. Malone provides our Board with insight into the structuring of investments and acquisitions and the management of technology companies.

Professional Background:
•
Chief Executive Officer and principal of Hunters Capital, LLC, a real estate development and management company

•
Owns and operates several hotels and restaurants, as well as Seattle’s oldest jet charter and management company, Erin Air, Inc.

•
Retired Chairman of the Board and Chief Executive Officer of DMX, a multinational music programming and distribution company that he founded in 1971 and which was sold to Qurate Retail in May 2001

•
Chairman of the Board of Maxide Acquisition, Inc., a subsidiary of Qurate Retail and the holding company for DMX, from May 2001 to February 2005

Public Company Directorships: None
Former Public Company Directorships:
•
Expeditors International of Washington, Inc. (August 1999 – May 2017)

•
Take Two Interactive Software, Inc. (January 2006 – March 2007)

•
HomeStreet, Inc. (February 2012 – February 2015)

18 / 2024 PROXY STATEMENT

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
DIRECTORS WHOSE TERM EXPIRES IN 2025
Larry E. Romrell	Director Since: August 2014 Age: 84 Committees: Compensation (Chair); Nominating and Corporate Governance Independent Director
Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to our Board and is an important resource with respect to the management and operations of large public companies.
Professional Background: • Held numerous executive positions with Tele-Communications, Inc. from 1991 to 1999 • Previously held various executive positions with Westmarc Communications, Inc.
Public Company Directorships:
•
Liberty Media (September 2011 – present)

•
Qurate Retail (March 1999 – September 2011; December 2011 – present)

Non-Liberty Public Company Directorships:
•
LGP (June 2013 – present)

Former Public Company Directorships:
•
LGI (June 2005 – June 2013)

•
LMI (May 2004 – June 2005)

J. David Wargo	Director Since: August 2014 Age: 70 Committees: Nominating and Corporate Governance (Chair); Compensation; Audit Independent Director
Mr. Wargo’s extensive background in investment analysis and management, experience as a public company board member and his particular expertise in finance and capital markets contribute to our Board’s consideration of our capital structure, evaluation of investment, financial opportunities and strategies, and strengthens our Board’s collective qualifications, skills and attributes.

Professional Background:
•
Founder of Wargo & Company, Inc., a private company specializing in investing in the communications industry, and has served as its president since 1993

•
Co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008

•
Managing Director and senior analyst of The Putnam Companies from 1989 to 1992

•
Senior Vice President and a Partner in Marble Arch Partners from 1985 to 1989

•
Senior Analyst, Assistant Director of Research and a Partner in Slate Street Research and Management Company from 1978 to 1985

Public Company Directorships:
•
Liberty Broadband (March 2015 – present)

Non-Liberty Public Company Directorships:
•
LGP (June 2013 – present)

•
Vobile Group Limited (January 2018 – present)

Former Public Company Directorships:
•
Discovery (September 2008 – April 2022)

•
LGI (June 2005 – June 2013)

•
LMI (May 2004 – June 2005)

•
Discovery Holding Company (predecessor of Discovery Communications) (May 2005 – September 2008)

•
Strategic Education, Inc. (formerly Strayer Education, Inc.) (March 2001 – April 2019)

LIBERTY TRIPADVISOR HOLDINGS, INC. / 19

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
DIRECTORS WHOSE TERM EXPIRES IN 2026
Christy Haubegger	Director Since: May 2021 Age: 55 Committees: Nominating and Corporate Governance Independent Director
Ms. Haubegger brings to our Board extensive experience in strategy development, branding, marketing and customer experience, governance in the media and entertainment industry as well as her knowledge in reaching multicultural consumer markets.

Professional Background:
•
Executive Vice President, Communications and Chief Inclusion Officer at WarnerMedia from 2019 to 2022

•
Previously led multicultural business strategy and was a leading agent for Creative Artists Agency (CAA), providing insights on diverse markets to CAA’s motion picture, music, marketing and television clients

•
Previously worked in the publishing and motion picture industries, having founded and served as publisher, president and CEO at Latina magazine, and served as a producer on several motion pictures

•
Serves on the Board of Management Leadership for Tomorrow, a non-profit organization that works to increase the number of minority business leaders

•
Served on the Board of Latina Media Ventures from January 2003 to December 2016

Public Company Directorships:
Non-Liberty Public Company Directorships:
•
Hudson Pacific Properties, Inc. (March 2019 – present)

Former Public Company Directorships:
•
RTW Retailwinds, Inc. (May 2016 – May 2020)

Chris Mueller	Director Since: August 2014 Age: 65 Committees: Audit (Chair); Executive Independent Director
Mr. Mueller has extensive experience in corporate finance and commercial and investment banking with approximately 30 years of experience, as well as in the structuring of strategic acquisitions. His background and expertise assist the Board in evaluating strategic acquisition opportunities and developing financial strategies for our company.

Professional Background:
•
Managing Partner of Post Closing 360 LLC, a private investment company, since January 2012

•
Vice Chairman and Chief Financial Officer of 360networks from February 2005 to January 2012 and previously held various senior management positions with 360networks

•
Managing Director of Corporate Finance at Ragen MacKenzie, a regional investment bank

•
Chief Financial Officer and a director of Tuscany, Inc.

Public Company Directorships: None Former Public Company Directorships: None
20 / 2024 PROXY STATEMENT

PROPOSAL 1 – THE ELECTION OF DIRECTORS PROPOSAL
Albert E. Rosenthaler	Director Since: August 2014 Age: 64 Committees: Executive
Mr. Rosenthaler has significant executive and financial experience gained through his service as a Senior Vice President and Chief Tax Officer of Qurate Retail and Liberty Media for many years, as Chief Corporate Development Officer of our company, Qurate Retail, Liberty Media, Liberty Broadband, GCI Liberty and Liberty Expedia and as a partner with a major national accounting firm for more than five years before joining Qurate Retail. Mr. Rosenthaler brings a unique perspective to our company’s Board of Directors, focused in particular on the area of tax management and corporate development. Mr. Rosenthaler’s perspective and expertise assist the Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

Professional Background:
•
Senior Advisor of Liberty Media since January 2024

•
Chief Corporate Development Officer of our company from October 2016 to December 2023

•
Chief Corporate Development Officer of Qurate Retail, Liberty Media and Liberty Broadband from October 2016 to December 2023

•
Chief Corporate Development Officer of Atlanta Braves Holdings from December 2022 to December 2023

•
Chief Corporate Development Officer of LMAC from November 2020 until its liquidation and dissolution in December 2022

•
Chief Corporate Development Officer of GCI Liberty from March 2018 to December 2020 and of Liberty Expedia from October 2016 to July 2019

•
Chief Tax Officer of our company, Liberty Media, Qurate Retail and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016

•
Senior Vice President of our company from July 2013 to December 2015

•
Senior Vice President of Liberty Media from May 2007 to December 2015, of Qurate Retail from April 2002 to December 2015 and of Liberty Broadband from June 2014 to December 2015

Public Company Directorships: • Tripadvisor (February 2016 – present) Non-Liberty Public Company Directorships: None Former Public Company Directorships: None
LIBERTY TRIPADVISOR HOLDINGS, INC. / 21

Corporate Governance
Corporate Governance

DIRECTOR INDEPENDENCE
It is our policy that a majority of the members of our Board of Directors be independent of our management. For a director to be deemed independent, our Board of Directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our Board of Directors in determining which of our directors qualify as independent for purposes of applicable rules and regulations, including those adopted by the SEC, the nominating and corporate governance committee of our Board of Directors follows Nasdaq’s corporate governance rules on the criteria for director independence.
Our Board of Directors has determined that each of Christy Haubegger, Michael J. Malone, Chris Mueller, Larry E. Romrell and J. David Wargo qualifies as an independent director of our company.
BOARD COMPOSITION
As described above under “Proposal 1—The Election of Directors Proposal,” our Board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, strategy development, marketing, technology, venture capital, private equity, real estate finance, auditing and financial engineering. For more information on our policies with respect to Board candidates, see “—Board Criteria and Director Candidates” below.
BOARD CLASSIFICATION
As described above under “Proposal 1—The Election of Directors Proposal,” our Board of Directors currently consists of seven directors, divided among three classes. Our Board believes that its current classified structure, with directors serving for three-year terms, is the appropriate board structure for our company at this time and is in the best interests of our stockholders for the following reasons.
LONG-TERM FOCUS & ACCOUNTABILITY
Our Board believes that a classified board encourages our directors to look to the long-term best interest of our company and our stockholders, rather than being unduly influenced by the short-term focus of certain investors and special interests. In addition, our Board believes that three-year terms focus director accountability on the Board’s long-term strategic vision and performance, rather than short-term pressures and circumstances.
CONTINUITY OF BOARD LEADERSHIP
A classified board allows for a greater amount of stability and continuity providing institutional perspective and knowledge to both management and less-tenured directors. By its very nature, a classified board ensures that at any given time there will be experienced directors serving on our Board who are fully immersed in and knowledgeable about our businesses, including our relationships with current and potential strategic partners, as well as the competition, opportunities, risks and challenges that exist in the industries in which our businesses operate. We also believe the benefit of a classified board to our company and our stockholders comes not from continuity alone but rather from the continuity of highly qualified, engaged and knowledgeable directors focused on long-term stockholder interests. Each year, our nominating and corporate governance committee works actively to ensure our Board continues to be comprised of such individuals.
BOARD DIVERSITY
Our Board understands and appreciates the value and enrichment provided by a diverse board. As such, we actively seek diverse director candidates (see “—Board Criteria and Director Candidates”).
22 / 2024 PROXY STATEMENT

Corporate Governance
Board Diversity Matrix (as of April 24, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—
BOARD LEADERSHIP STRUCTURE
Gregory B. Maffei currently serves as our Chairman of the Board, President and Chief Executive Officer (principal executive officer) and is responsible for identifying and implementing strategic initiatives as well as providing executive leadership. Our Board believes that our President and Chief Executive Officer is best suited to serve as Chairman of the Board, because he is the director most familiar with our company’s business and industry, and most capable of effectively identifying strategic priorities for our company, leading the Board in discussions regarding our business and strategic direction, and focusing the Board on execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our company and industry, while our President and Chief Executive Officer brings significant financial and operational experience based on his past and present senior policy making positions as a director and/or executive officer at our company and other large public companies. Our Board believes that the combined role of Chairman of the Board and President and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board. In light of the active involvement by our independent directors, our Board has not named a lead independent director.
BOARD ROLE IN RISK OVERSIGHT
The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees the nomination of individuals with the judgment, skills, integrity, and independence necessary to oversee the key risks associated with our company, as well as risks inherent in our corporate structure. These committees then provide reports periodically to the full Board. In addition, the oversight and review of other strategic risks are conducted directly by the full Board.
The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical short-, intermediate- and long-term risks. These areas of focus include existing and emerging strategic, operational, financial and reporting, succession and compensation, legal and compliance, cybersecurity and other risks, including those related to material environmental and social matters such as climate change, human capital management, diversity, equity and inclusion, and community relations. Our management reporting processes include regular reports from Mr. Maffei, which are prepared with input from our senior management team, and also include input from our Internal Audit group and our
LIBERTY TRIPADVISOR HOLDINGS, INC. / 23

Corporate Governance
Senior Vice President, Investor Relations, who manages our company’s sustainability efforts and remains in regular contact with senior sustainability leaders at Tripadvisor who provide feedback and disclosure on material issues. Our company also receives the benefit of Liberty Media’s Corporate Responsibility Committee, which has cross-functional representation across all reaches of Liberty Media’s leadership. With our Board’s oversight, we seek to collaborate with Tripadvisor to drive best practices through regular sustainability-focused internal meetings and discussions, including on topics such as sustainability disclosure, diversity and inclusion, and cybersecurity.
CODE OF ETHICS
We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our website at www.libertytripadvisorholdings.com/investors/governance/governance-documents.
FAMILY RELATIONSHIPS; LEGAL PROCEEDINGS
There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.
During the past ten years, none of our directors and executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has four standing committees: audit, compensation, executive and nominating and corporate governance. The key responsibilities and focus areas of each committee, as well as their current members and information on number of meetings during 2023, are set forth below. The written charters for the audit, compensation and nominating and corporate governance committees as adopted by each such committee, as well as our corporate governance guidelines, can be found on our website at www.libertytripadvisorholdings.com.
Our Board of Directors, by resolution, may from time to time establish other committees of our Board of Directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our Board of Directors, subject to applicable law.
The Board of Directors has determined that all of the members of each of the audit, compensation and nominating and corporate governance committees are independent. See “—Director Independence.”
24 / 2024 PROXY STATEMENT

Corporate Governance
AUDIT COMMITTEE OVERVIEW

5 meetings in 2023
Chair
Chris Mueller*
Other Members
Michael J. Malone
J. David Wargo
*Our Board of Directors has determined that Mr. Mueller is an “audit committee financial expert” under applicable SEC rules and regulations

Audit Committee Report,

The audit committee reviews and monitors the corporate accounting and financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:
•
Appointing or replacing our independent auditors;

•
Reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•
Reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•
Reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•
Reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•
Confirming compliance with applicable SEC and stock exchange rules; and

•
Preparing a report for our annual proxy statement.

EXECUTIVE COMMITTEE OVERVIEW
Members Gregory B. Maffei Chris Mueller Albert E. Rosenthaler
Our executive committee may exercise all the powers and authority of our Board of Directors in the management of our business and affairs (except as specifically prohibited by the General Corporation Law of the State of Delaware). This includes the power and authority to authorize the issuance of shares of our capital stock.

No meetings of the executive committee were held in 2023.
LIBERTY TRIPADVISOR HOLDINGS, INC. / 25

Corporate Governance
COMPENSATION COMMITTEE OVERVIEW
4 meetings in 2023 Chair Larry E. Romrell Other Members Michael J. Malone J. David Wargo Compensation Committee Report, page 49
The compensation committee assists the Board in discharging its responsibilities relating to compensation of our company’s executives and produces an annual report on executive compensation for inclusion in our annual proxy statement.
In August 2014, the spin-off of our company (formerly a wholly-owned subsidiary of Qurate Retail) from Qurate Retail was completed (the Spin-Off). In connection with the Spin-Off, we entered into a Services Agreement, dated August 27, 2014, with Liberty Media (the services agreement), pursuant to which Liberty Media provides us with administrative, executive and management services.
Key Responsibilities:
•
Evaluate the services fee under the services agreement on at least an annual basis, subject to certain exceptions (such as in 2019 during the then-ongoing negotiations relating to Mr. Maffei’s compensation arrangement);

•
May approve incentive awards or other forms of compensation to employees of Liberty Media who are providing services to our company, which employees include our executive officers. The compensation committee determined to grant equity award compensation for 2023 (see “Executive Compensation—Compensation Discussion and Analysis”);

•
If we engage a chief executive officer, chief financial officer, chief legal officer, chief administrative officer, chief accounting officer or principal financial officer to perform services for our company outside the services agreement, review and approve corporate goals and objectives relevant to the compensation of any such person; and

•
Oversee the compensation of the chief executive officers of any non-public operating subsidiaries of our company, although at this time our only operating subsidiary is Tripadvisor, which is a publicly-traded company.

For a description of our current processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and an outside consultant in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERVIEW
1 meeting in 2023 Chair J. David Wargo Other Members: Christy Haubegger Larry E. Romrell
The nominating and corporate governance committee functions include, among other things:
•
Identify individuals qualified to become Board members consistent with criteria established or approved by our Board of Directors, with the assistance of the committee, from time to time;

•
Identify director nominees for upcoming annual meetings;

•
Develop corporate governance guidelines applicable to our company; and

•
Oversee the evaluation of our Board and management.

26 / 2024 PROXY STATEMENT

Corporate Governance
BOARD CRITERIA AND DIRECTOR CANDIDATES
BOARD CRITERIA. The nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. As described in our corporate governance guidelines, director candidates are identified and nominated based on broad criteria, with the objective of identifying and retaining directors that can effectively develop our company’s strategy and oversee management’s execution of that strategy. In the director candidate identification and nomination process, our Board seeks a breadth of experience from a variety of industries and from professional disciplines, along with a diversity of gender, ethnicity, age and other characteristics. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:
•
independence from management;

•
his or her unique background, including education, professional experience, relevant skill sets and diversity of gender, ethnicity, age and other characteristics;

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judgment, skill, integrity and reputation;

•
existing commitments to other businesses as a director, executive or owner;

•
personal conflicts of interest, if any; and

•
the size and composition of the existing Board of Directors, including whether the potential director nominee would positively impact the composition of the Board by bringing a new perspective or viewpoint to the Board of Directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
OUTSIDE COMMITMENTS. In recent years, some investors and proxy advisors have instituted “bright-line” proxy voting policies on the number of outside public company boards that a director may serve on. Our Board of Directors recognizes investors’ concerns that highly sought-after directors could lack the time and attention to adequately perform their duties and responsibilities, and considers each director’s performance and commitment to ensure their continued effectiveness as a director. Given our company’s ownership interest in Tripadvisor, our company and our Board values the positions certain of our directors and members of management hold on Tripadvisor’s board, as they provide our company with unique insight and input into Tripadvisor’s business and operations. The nominating and corporate governance committee also recognizes and values the benefits derived by our directors from their service on other public company boards, as such service provides our directors with diverse perspectives, in-depth industry knowledge and cross-industry insights, all of which enhance the knowledge base and skill set of our Board as a whole.
Our Board also recognizes the uniqueness of the relationships among Liberty Media, Qurate Retail, Liberty Broadband, Atlanta Braves Holdings and Liberty TripAdvisor, including the collaborative approach to addressing sustainability, as well as with the portfolio of assets within each of these public companies. To the extent our directors serve on more than one of the boards of these companies, we believe that such service is an important aspect of our directors’ (including Mr. Maffei’s) service, as it capitalizes on various synergies between and among these boards. For this reason, we believe that a better presentation of these directors’ outside commitments is to consider the number of their “non-Liberty” public company board directorships (see “Proposal 1—The Election of Directors Proposal—Our Board at a Glance”). Based on this perspective, we have considered the facts-and-circumstances of the roles of our directors with our company, including the following considerations:
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from a historical perspective, the significant time and resources each of these directors has regularly dedicated to our company;

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the nature of their board commitments relating to their respective roles with these companies;

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the synergies between their respective service on these other boards and ours;

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their respective service on “non-Liberty” public company board directorships; and

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the respective directors’ personal skills, expertise and qualifications (including the broad industry knowledge of each such director).

LIBERTY TRIPADVISOR HOLDINGS, INC. / 27

Corporate Governance
We believe that the outside service of our directors does not conflict with, and instead enhances, their respective roles and responsibilities at our company.
DIRECTOR CANDIDATE IDENTIFICATION PROCESS. The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “The Annual Meeting—Stockholder Proposals” above, and contain the following information:
•
the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

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a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

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a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our Board of Directors;

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any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors. The nominating and corporate governance committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the nominating and corporate governance committee.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be
28 / 2024 PROXY STATEMENT

Corporate Governance
suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and the director’s formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is a member. In addition, the nominating and corporate governance committee will consider any outside directorships held by such individual. See “—Outside Commitments” above.
BOARD MEETINGS
During 2023, there were 4 meetings of our full Board of Directors.
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
Our Board of Directors encourages all members of the Board to attend each annual meeting of our stockholders. Four of our seven directors then-serving attended our 2023 annual meeting of stockholders.
STOCKHOLDER COMMUNICATION WITH DIRECTORS
Our stockholders may send communications to our Board of Directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis. Stockholders are also encouraged to send communications to Liberty TripAdvisor Investor Relations, which conducts robust stockholder engagement efforts for our company and provides our Board with insight on stockholder concerns.
EXECUTIVE SESSIONS
In 2023, the independent directors of our company, then serving, met at three executive sessions without management participation.
Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty TripAdvisor Holdings, Inc., c/o Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Christy Haubegger, Michael J. Malone, Chris Mueller, Larry E. Romrell and J. David Wargo.
LIBERTY TRIPADVISOR HOLDINGS, INC. / 29

DIRECTOR COMPENSATION
Director Compensation

NONEMPLOYEE DIRECTORS
DIRECTOR FEES
Each of our directors who is not an employee of, or service provider to, our company is paid an annual fee for 2024 of $178,700 (which, in 2023, was $170,200) (we refer to this as the director fee). For service on our Board in 2023, each director fee was paid 25% in LTRPA restricted stock units (RSUs), which were granted in December 2022 under the 2019 incentive plan (defined below) and vested one year from the grant date, and the remaining 75% of the director fee was paid in cash. Due to share availability considerations under the 2019 incentive plan, the entirety of the 2024 director fee will be paid in cash.
Fees for service on our audit committee, compensation committee, executive committee and nominating and corporate governance committee are the same for 2024 and 2023. With respect to our audit committee, compensation committee and nominating and corporate governance committee, each member thereof receives an additional annual fee of $15,000, $10,000 and $10,000, respectively, for his or her participation on each such committee, except that the chairperson of each such committee instead receives an additional annual fee of $25,000, $15,000 and $15,000, respectively, for his or her participation on that committee. With respect to our executive committee, each member thereof who is not an employee of, or service provider to, our company receives an additional annual fee of $5,000 for his participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.
EQUITY INCENTIVE PLAN
As discussed below, awards granted to our nonemployee directors under the Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan (the 2019 incentive plan) are administered by our Board of Directors or our compensation committee. Our Board of Directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2019 incentive plan is designed to provide additional remuneration to our nonemployee directors for services rendered, to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our Board of Directors may grant non-qualified stock options, stock appreciation rights (SARs), restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under the 2019 incentive plan.
The maximum number of shares of our common stock with respect to which awards may be issued under the 2019 incentive plan is 5,000,000, subject to anti-dilution and other adjustment provisions of the respective plans. Under the 2019 incentive plan, no nonemployee director may be granted during any calendar year awards having a value determined on the date of grant in excess of $3 million. Shares of our common stock issuable pursuant to awards made under the 2019 incentive plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.
STOCK OWNERSHIP GUIDELINES
Our Board of Directors previously had adopted stock ownership guidelines that generally required each nonemployee director to own shares of our company’s stock equal to at least three times the value of their annual cash retainer fees. Nonemployee directors had five years from the nonemployee director’s initial appointment to our Board to comply with these guidelines. In December 2023, our Board of Directors eliminated these stock holding guidelines.
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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
The following table sets forth information concerning the compensation of our nonemployee directors for 2023.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All other compensation ($)	Total ($)
Christy Haubegger	137,650	—	—	137,650
Michael J. Malone	152,650	—	—	152,650
Chris Mueller	157,650	—	—	157,650
M. Gregory O’Hara(3)	10,638	—	—	10,638
Larry E. Romrell	152,650	—	—	152,650
J. David Wargo	167,650	—	—	167,650

(1)
Gregory B. Maffei and Albert E. Rosenthaler, each of whom is a director of our company and a named executive officer, received no compensation for serving as a director of our company during 2023.

(2)
As described above, we did not grant equity awards to our directors in 2023. However, as of December 31, 2023, our directors (other than Mr. Maffei and Mr. Rosenthaler, whose equity awards are listed in the “Outstanding Equity Awards at Fiscal Year-End” table below) held the following stock options, which were granted in previous years:

	Christy Haubegger	Michael J. Malone	Chris Mueller	M. Gregory O’Hara	Larry E. Romrell	J. David Wargo
Options (#)
LTRPA	25,776	98,084	17,485	—	98,305	176,922

(3)
Mr. O’Hara resigned from the Board, effective January 31, 2023. In connection with his resignation, he forfeited all of his equity awards outstanding at such time.

LIBERTY TRIPADVISOR HOLDINGS, INC. / 31

Proposal 2 – The Auditors Ratification Proposal
Proposal 2 – The Auditors Ratification Proposal

What am I being asked to vote on and how should I vote?
We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2024.
Even if the selection of KPMG LLP is ratified, the audit committee of our Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2024.
A representative of KPMG LLP is expected to be available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she so desires.
VOTE AND RECOMMENDATION
The affirmative vote of a majority of the combined voting power of the outstanding shares of our voting stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR this proposal because KPMG LLP is an independent firm with few ancillary services and reasonable fees, and has significant industry and financial reporting expertise.

AUDIT FEES AND ALL OTHER FEES
LIBERTY TRIPADVISOR
The following table presents fees incurred for professional audit services rendered by KPMG LLP for the audit of consolidated financial statements for 2023 and 2022 and fees billed for other services rendered by KPMG LLP:
	2023(1)	2022(1)
Audit fees	$617,000	454,000
Audit related fees	—	—
Audit and audit related fees	617,000	454,000
Tax fees(2)	20,000	41,000
Total fees	$637,000	495,000

(1)
Such fees with respect to 2023 and 2022 exclude audit fees, audit related fees and tax fees billed by KPMG LLP to Tripadvisor for services rendered, which are shown below.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

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Proposal 2 – The Auditors Ratification Proposal
TRIPADVISOR
The following table presents fees incurred for professional audit services rendered by KPMG LLP for the audit of Tripadvisor’s consolidated financial statements for 2023 and 2022 and fees billed for other services rendered by KPMG LLP:
	2023	2022
Audit fees(1)	$2,561,000	2,270,000
Audit related fees(2)	—	484,000
Audit and audit related fees	2,561,000	2,754,000
Tax fees(3)	35,000	27,000
Other fees(4)	3,000	3,000
Total fees	$2,599,000	2,784,000

(1)
Audit Fees include fees and expenses associated with the annual audit of our consolidated financial statements, statutory audits, review of our periodic reports, accounting consultations, review of SEC registration statements, report on the effectiveness of internal control, comfort letters, and consents and other services related to SEC matters.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees,” which also includes non-recurring transaction-related services performed separate from the annual audit.

(3)
Tax Fees include fees and expenses for tax compliance, tax planning, and tax advice.

(4)
Other Fees include accounting research software.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.
POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):
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audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

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audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

•
tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, if, in the reasonable judgment of our Senior Vice President and Chief Financial Officer, an individual project involving the provision of pre-approved services is likely to result in fees in excess of $50,000, or if individual projects under $50,000 are likely to total $250,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Chris Mueller currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Under our policy, any fees incurred by Tripadvisor in connection with the provision of services by
LIBERTY TRIPADVISOR HOLDINGS, INC. / 33

Proposal 2 – The Auditors Ratification Proposal
Tripadvisor’s independent auditor are expected to be reviewed and approved by Tripadvisor’s audit committee pursuant to Tripadvisor’s policy regarding the pre-approval of all audit and permissible non-audit services provided by its independent auditor in effect at the time of such approval. Such approval by Tripadvisor’s audit committee pursuant to its policy is deemed to be pre-approval of the services by our audit committee.
Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
All services provided by our independent auditor during 2023 were approved in accordance with the terms of the policy in place.
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Audit Committee Report
Audit Committee Report

Each member of the audit committee is an independent director as determined by our Board of Directors, based on the listing standards of Nasdaq. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Our Board of Directors has determined that Mr. Mueller is an “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews our financial reporting process on behalf of our Board of Directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the SEC, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm’s independence from our company and its subsidiaries.
Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our Board of Directors that the audited financial statements be included in the 2023 Form 10-K.
Submitted by the Members of the Audit Committee
Chris Mueller
Michael J. Malone
J. David Wargo
LIBERTY TRIPADVISOR HOLDINGS, INC. / 35

Proposal 3 – The Say-on-Pay Proposal
Proposal 3 – The Say-on-Pay Proposal

What am I being asked to vote on and how should I vote?
We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as described below in accordance with Section 14A of the Exchange Act. This advisory vote is often referred to as the “say-on-pay” vote and allows our stockholders to express their views on the overall compensation paid to our named executive officers. Our company values the views of its stockholders and is committed to the efficiency and effectiveness of our company’s executive compensation program.
Our most recent advisory vote on the compensation of our named executive officers was held at our 2021 annual meeting of stockholders on July 28, 2021 (the 2021 annual meeting), at which stockholders representing a majority of our aggregate voting power present and entitled to vote on the say-on-pay proposal voted in favor of, on an advisory basis, our executive compensation as disclosed in our proxy statement for our 2021 annual meeting. At our 2021 annual meeting, stockholders elected to hold a say-on-pay vote every three years, and our board of directors adopted this as the frequency at which future advisory votes on executive compensation would be held. Our next advisory vote on executive compensation will be held in 2027.
We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules, which include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables (including all related footnotes) and any additional narrative discussion of compensation included herein. Stockholders are encouraged to read the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, which provides an overview of our company’s executive compensation policies and procedures and how they were applied for 2023.
In accordance with Section 14A of the Exchange Act, and Rule 14a-21(a) promulgated thereunder, and as a matter of good corporate governance, our Board of Directors is asking stockholders to approve the following advisory resolution at the 2024 annual meeting of stockholders:
“RESOLVED, that the stockholders of Liberty TripAdvisor Holdings, Inc. hereby approve, on an advisory basis, the compensation paid to our company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion.”
ADVISORY VOTE
Although this vote is advisory and non-binding on our Board and our company, our Board and the compensation committee, which is responsible for designing and administering our company’s executive compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.
VOTE AND RECOMMENDATION
This advisory resolution, which we refer to as the say-on-pay proposal, will be considered approved if it receives the affirmative vote of a majority of the combined voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The Board of Directors recommends that you vote FOR the say-on-pay proposal because the compensation structure is aligned with our ultimate goal of appropriately motivating our executives to increase long-term stockholder value.

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Executive Officers
Executive Officers

The following lists the executive officers of our company (other than Gregory B. Maffei, our Chairman of the Board, President and Chief Executive Officer, who also serves as a director of our company and is listed under “Proposal 1—The Election of Directors Proposal”), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below include, where applicable, positions with the respective company’s predecessors.
Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office.
Brian J. Wendling	Senior Vice President and Chief Financial Officer Age: 51

Current Positions
•
Senior Vice President and Chief Financial Officer of our company since January 2016

•
Principal Financial Officer and Chief Accounting Officer of Liberty Media, Qurate Retail and Liberty Broadband since July 2019 and January 2020, respectively

•
Principal Financial Officer and Chief Accounting Officer of Atlanta Braves Holdings since December 2022

•
Director of comScore, Inc. since March 2021

Prior Positions/Experience
•
Principal Financial Officer and Chief Accounting Officer of LMAC from November 2020 to December 2022

•
Principal Financial Officer and Chief Accounting Officer of GCI Liberty from July 2019 and January 2020, respectively, to December 2020

•
Senior Vice President and Controller of each of Liberty Media, Qurate Retail and Liberty Broadband from January 2016 to December 2019 and GCI Liberty from March 2018 to December 2019

•
Vice President and Controller of our company from August 2014 to December 2015

•
Senior Vice President of Liberty Expedia from March 2016 to July 2019

•
Vice President and Controller of Liberty Media from November 2011 to December 2015, Qurate Retail from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015

•
Various positions with Liberty Media and Qurate Retail since 1999

Renee L. Wilm	Chief Legal Officer and Chief Administrative Officer Age: 50

Current Positions
•
Chief Legal Officer and Chief Administrative Officer of our company since September 2019 and January 2021, respectively

•
Chief Executive Officer of Las Vegas Grand Prix, Inc. since January 2022

•
Chief Legal Officer and Chief Administrative Officer of Atlanta Braves Holdings since December 2022

•
Chief Legal Officer and Chief Administrative Officer of Liberty Media, Qurate Retail and Liberty Broadband since September 2019 and January 2021, respectively

Prior Positions/Experience
•
Chief Legal Officer and Chief Administrative Officer of LMAC from November 2020 – December 2022 and January 2021 – December 2022, respectively

•
Director of LMAC from January 2021 – December 2022

•
Chief Legal Officer of GCI Liberty from September 2019 – December 2020

•
Prior to September 2019, Senior Partner with the law firm Baker Botts L.L.P., where she represented our company, Qurate Retail, Liberty Media, Liberty Broadband and GCI Liberty and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance; while at Baker Botts L.L.P., was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office

LIBERTY TRIPADVISOR HOLDINGS, INC. / 37

EXECUTIVE COMPENSATION
Executive Compensation

This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we collectively refer to as our named executive officers):
GREGORY B. MAFFEI
Chairman of the Board, President and Chief Executive Officer
BRIAN J. WENDLING
Senior Vice President and Chief Financial Officer
ALBERT E. ROSENTHALER
Former Chief Corporate Development Officer
RENEE L. WILM
Chief Legal Officer and Chief Administrative Officer

Effective as of January 1, 2024, Mr. Rosenthaler had retired from his position as the Chief Corporate Development Officer of our company.
Compensation Philosophy

Our compensation philosophy seeks to align the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating our executives to increase long-term stockholder value.

WHAT WE DO	WHAT WE DO NOT DO

•
A significant portion of compensation is at-risk and performance-based.

•
Performance targets for our executives support the long-term growth of our company.

•
We have a clawback policy and clawback provisions for equity-based incentive compensation.

•
Our compensation practices do not encourage excessive risk taking.

•
We do not provide tax gross-up payments in connection with taxable income from perquisites.

•
We do not engage in liberal share recycling.

COMPENSATION DISCUSSION AND ANALYSIS
SERVICES AGREEMENT
In connection with the Spin-Off, we entered into the services agreement with Liberty Media in August 2014, pursuant to which Liberty Media provides to our company certain administrative and management services, and we pay Liberty Media a monthly management fee, the amount of which is subject to quarterly review by our audit committee (and at least an annual review by our compensation committee). As a result, Liberty Media employees, including our named executive officers other than Mr. Maffei, who is paid certain compensation elements directly by our company pursuant to the amended services agreement as described below, are typically not separately compensated by our company other than with respect to equity awards with respect to our common stock and with respect to performance-based cash bonuses. See “—Elements of 2023 Executive Compensation—Equity Incentive Compensation” and “—Elements of 2023 Executive Compensation—2023 Performance-Based Bonuses” below for information concerning equity awards granted to and performance-based cash bonuses paid to our named executive officers in 2023.
In December 2019, the services agreement was amended (the amended services agreement) in connection with Liberty Media entering into a new employment arrangement with Mr. Maffei (the 2019 Maffei Employment Agreement). Under the amended services agreement, our company establishes, and pays or grants directly to Mr. Maffei, our allocable portion of his annual performance-based cash bonus, his annual equity-based awards and his Upfront Awards (as defined
38 / 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
below), and we reimburse Liberty Media for our allocable portion of the other components of Mr. Maffei’s compensation, as described in more detail below in “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement.” Under the 2019 Maffei Employment Agreement, Mr. Maffei’s compensation is allocated across Liberty Media, and each of our company, Qurate Retail, Liberty Broadband and, following its split-off from Liberty Media in July 2023, Atlanta Braves Holdings (each a Service Company, or, collectively, the Service Companies) based on two factors, each weighted 50%: (i) the relative market capitalization of each series of stock of each company and (ii) the average of (a) the percentage allocation of time for all Liberty Media employees across all companies and (b) Mr. Maffei’s percentage allocation of time across all companies, unless a different allocation method is agreed. Our allocable portion of Mr. Maffei’s compensation was 5% in 2023. The salary, certain perquisite information and other compensation elements of Mr. Maffei that were not paid or granted directly by our company included in the “Summary Compensation Table” below include the portion of his compensation allocable to our company and for which we reimbursed Liberty Media and do not include the portion of his compensation allocable to Liberty Media or any of the other Service Companies. For the year ended December 31, 2023, we accrued management fees payable to Liberty Media under the amended services agreement of $2.6 million, not including the portion of Mr. Maffei’s compensation allocable to our company and for which we reimbursed Liberty Media.
ROLE OF CHIEF EXECUTIVE OFFICER IN COMPENSATION DECISIONS; SETTING EXECUTIVE COMPENSATION
As a result of the management fee paid to Liberty Media, the compensation committee typically does not expect to provide compensation to the executive officers other than to Mr. Maffei pursuant to the amended services agreement and to the other executive officers with regard to equity incentive compensation and performance cash bonuses. Mr. Maffei may make recommendations with respect to any equity compensation and performance cash bonuses to be awarded to our executive officers. It is expected that Mr. Maffei, in making any related recommendations to our compensation committee, will evaluate the performance and contributions of each of our executive officers, given his or her respective area of responsibility, and, in doing so, will consider various qualitative factors such as:
•
the executive officer’s experience and overall effectiveness;

•
the executive officer’s performance during the preceding year;

•
the responsibilities of the executive officer, including any changes to those responsibilities over the year; and

•
the executive officer’s demonstrated leadership and management ability.

When determining the extent to which the 2023 Chief RSUs and 2023 Cash Awards (each as defined below) were earned by our named executive officers, our compensation committee considered the recommendations obtained from Mr. Maffei as to the performance of Messrs. Wendling and Rosenthaler and Ms. Wilm. To make these recommendations, Mr. Maffei evaluated the performance and contributions of each such named executive officer.
In December 2019, our compensation committee approved the amended services agreement, which established the terms and conditions of our allocable portion of Mr. Maffei’s compensation for the term of the 2019 Maffei Employment Agreement. See “—Services Agreement” above.
At the 2021 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Liberty TripAdvisor present and entitled to vote on its say-on-pay proposal voted in favor of, on an advisory basis, Liberty TripAdvisor’s executive compensation, as disclosed in our proxy statement for the 2021 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. In addition, at the 2021 annual meeting of stockholders, stockholders elected to hold a say-on-pay vote every three years. At the annual meeting, we are submitting for consideration a proposal to approve, on an advisory basis, our executive compensation. See “Proposal 3—The-Say-on-Pay Proposal.”
ROLE OF INDEPENDENT COMPENSATION CONSULTANT
Prior to entering into the amended services agreement with Liberty Media in connection with the 2019 Maffei Employment Agreement, our compensation committee engaged FW Cook, an independent and experienced compensation consultant, to assist in determining the reasonableness of compensation to be allocated to our company under the amended services agreement.
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EXECUTIVE COMPENSATION
In order to assess the reasonableness of compensation, FW Cook evaluated the market value of Mr. Maffei’s role at our company and the proposed allocation to our company under the service arrangement. Given the unique nature of Mr. Maffei’s role at our company, FW Cook evaluated the market value of the executive job at our company through three different lenses: as Chief Executive Officer, Chairman of the Board, and managing partner of a private equity firm.
In assessing the reasonableness of pay as Chief Executive Officer or Chairman of the Board, FW Cook and the compensation committee reviewed pay data for companies comparable to ours, including companies in the online travel, real estate, insurance, media and marketplace industries, and companies with which we may compete for executive talent and stockholder investment and also included companies in those industries that are similar to our company in size, geographic location or complexity of operations. In assessing the reasonableness of pay as a managing partner of a private equity firm, FW Cook and the compensation committee reviewed survey data regarding the compensation of private equity professionals.
ELEMENTS OF 2023 EXECUTIVE COMPENSATION
For 2023, the principal components of compensation for the named executive officers were:
•
in the case of Mr. Maffei, base salary and perquisites and other limited personal benefits;

•
a performance-based bonus, payable in cash; and

•
performance-based restricted stock units and a performance-based cash award granted under the 2019 incentive plan.

BASE SALARY
Mr. Maffei’s base salary is governed by the terms of the 2019 Maffei Employment Agreement. For 2023, Mr. Maffei’s base salary was $3,000,000, as prescribed by the 2019 Maffei Employment Agreement. Pursuant to the 2019 Maffei Employment Agreement and the amended services agreement, Liberty Media pays Mr. Maffei’s base salary directly, and we reimburse Liberty Media for our allocable portion. In 2023, the portion of Mr. Maffei’s aggregate annual base salary allocated to our company was 5% or $150,000.
2023 PERFORMANCE-BASED BONUSES
Overview. For 2023, our compensation committee adopted an annual, performance-based bonus program for each of Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm. The 2023 bonus program was comprised of two components: a bonus amount payable based on each participant’s individual performance (the Individual Performance Bonus) and a bonus amount payable based on the corporate performance of our company, Liberty Media, Qurate Retail and Liberty Broadband (the Corporate Performance Bonus).
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EXECUTIVE COMPENSATION
Individual Performance Bonus (60% weighting)	Corporate Performance Bonus (40% weighting)
•
Based on each named executive officers’ personal, department and corporate related goals

•
Named executive officer provided a self-evaluation of their achievements, and in the case of Messrs. Wendling and Rosenthaler and Ms. Wilm, Mr. Maffei also provided an evaluation

•
Compensation committee reviewed goals, evaluations and achievements before approving a specific payout for each named executive officer

•
30% based on consolidated financial results of all subsidiaries and major investments within our company, Liberty Media, Qurate Retail and Liberty Broadband

•
10% based on consolidated revenue results

•
10% based on consolidated adjusted OIBDA results

•
10% based on consolidated free cash flow results

•
10% based on corporate level achievements such as merger and acquisition activity, investments, financings, sustainability initiatives, SEC/audit compliance, litigation management and tax compliance

Pursuant to the 2019 Maffei Employment Agreement, Mr. Maffei was assigned a target bonus opportunity under the performance-based bonus program equal to $17 million in the aggregate for Liberty Media, our company and each of Qurate Retail and Liberty Broadband. That bonus amount was split among, and payable directly by, Liberty Media, our company, Qurate Retail and Liberty Broadband, with payment subject to the achievement of one or more performance metrics as determined by the applicable company’s compensation committee. In 2023, the portion of Mr. Maffei’s aggregate target bonus amount allocated to our company was 5% or $850,000. The portions of Mr. Maffei’s aggregate target bonus amount allocated to each of Liberty Media, Qurate Retail and Liberty Broadband pursuant to the amended services agreements was 61% (or $10,370,000), 11% (or $1,870,000) and 23% (or $3,910,000), respectively.
Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm were assigned in March 2023 a maximum bonus opportunity under the performance-based bonus program, which would be allocated to each of our company, Liberty Media, Qurate Retail and Liberty Broadband in the same percentage as the allocation for Mr. Maffei’s target bonus opportunity (the Maximum Performance Bonus). The portion of the Maximum Performance Bonus allocated to the Liberty TripAdvisor program was $1,700,000, $65,093, $119,094 and $120,273 for Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm, respectively (the LTAH Maximum Performance Bonus). The LTAH Maximum Performance Bonus amounts are up to 200% of Mr. Maffei’s target annual bonus allocated to our company under the 2019 Maffei Employment Agreement and our company’s allocable portion of up to 200% of base pay for each of Messrs. Wendling and Rosenthaler and Ms. Wilm. The portion of the Maximum Performance Bonus allocated to Liberty Media, Qurate Retail and Liberty Broadband was $20,740,000, $3,740,000 and $7,820,000, respectively, for Mr. Maffei, $794,133, $143,204 and $299,427, respectively, for Mr. Wendling, $1,452,945, $262,007 and $547,832, respectively, for Mr. Rosenthaler and $1,467,327, $264,600 and $553,254, respectively, for Ms. Wilm.
Following the split-off of Atlanta Braves Holdings from Liberty Media in July 2023, a portion of Mr. Maffei’s aggregate target bonus amount and Messrs. Maffei’s, Wendling’s and Rosenthaler’s and Ms. Wilm’s Maximum Performance Bonus previously allocated to Liberty Media was reallocated to Atlanta Braves Holdings. Following such reallocation, the portion of Mr. Maffei’s aggregate target bonus amount allocated to each of Liberty Media and Atlanta Braves Holdings was 54% (or $9,180,000) and 7% (or $1,190,000), respectively, and the portion of the Maximum Performance Bonus allocated to each of Liberty Media and Atlanta Braves Holdings was $18,360,000 and $2,380,000, respectively, for Mr. Maffei, $703,003 and $91,130, respectively, for Mr. Wendling, $1,286,214 and $166,731, respectively, for Mr. Rosenthaler and $1,298,945 and $168,382, respectively, for Ms. Wilm. The portions of Mr. Maffei’s aggregate target bonus amount and Messrs. Maffei’s, Wendling’s and Rosenthaler’s and Ms. Wilm’s Maximum Performance Bonus allocated to each of our company, Qurate Retail and Liberty Broadband remained the same.
Each participant was entitled to receive from our company an amount (the LTAH Maximum Individual Bonus) equal to 60% of the LTAH Maximum Performance Bonus for that participant. The LTAH Maximum Individual Bonus was subject to
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EXECUTIVE COMPENSATION
reduction based on a determination of the participant’s achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of our company. Under the corollary program of Liberty Media and the corollary programs of the other Service Companies, each participant was entitled to receive from each of Liberty Media and the other Service Companies a maximum individual bonus equal to 60% of his or her Maximum Performance Bonus allocable to Liberty Media and each other Service Company, subject to reduction based on a determination of the participant’s achievement of qualitative criteria established with respect to the services to be performed by the participant on behalf of Liberty Media and the other Service Companies. Our compensation committee believes this construct was appropriate in light of the amended services agreement and the fact that each participant splits his or her professional time and duties.
Each participant was entitled to receive from our company an amount (the LTAH Maximum Corporate Bonus) equal to 40% of his or her LTAH Maximum Performance Bonus, subject to reduction based on a determination of the consolidated corporate performance of our company, Liberty Media and the other Service Companies. Under the corollary program of Liberty Media and the corollary programs of the other Service Companies, each participant was entitled to receive from each of Liberty Media and the other Service Companies a bonus that is 40% of each of Liberty Media’s and the other Service Companies’ allocable portion of the Maximum Performance Bonus, which was subject to reduction based on a determination of the consolidated corporate performance of our company, Liberty Media and the other Service Companies.
In December 2023, our compensation committee and the compensation committees of Liberty Media and each other Service Company reviewed contemporaneously our respective named executive officers’ individual performance and consolidated corporate performance under each company’s program. Notwithstanding this joint effort, our compensation committee retained sole and exclusive discretion with respect to the approval of award terms and amounts payable under our bonus program.
Individual Performance Bonus. Our compensation committee reviewed the individual performance of each participant to determine the reductions that would apply to each participant’s LTAH Maximum Individual Bonus. Our compensation committee took into account a variety of factors, without assigning a numerical weight to any single performance measure. This determination was based on reports to our Board, the observations of committee members throughout the year, executive self-evaluations and, with respect to the participants other than Mr. Maffei, the observations and input of Mr. Maffei. In evaluating the performance of each of the participants for determining the reduction that would apply to each named executive officer’s LTAH Maximum Individual Bonus, the following performance objectives related to our company which had been assigned to each participant for 2023 were considered:
GREGORY B. MAFFEI
Chairman of the Board, President and Chief Executive Officer
Performance Objectives: • Pursue new strategic alternatives and investments around core business • Oversee capital allocation and manage liquidity	• Provide leadership and professional development opportunities to our management team • Continue development of sustainability program
BRIAN J. WENDLING
Senior Vice President and Chief Financial Officer

Performance Objectives:
•
Ensure timely and accurate internal and external financial reports

•
Maintain a robust control environment at the corporate and subsidiary levels

•
Assist with evaluation of strategic alternatives

• Monitor and optimize capital structure and liquidity • Continue to improve cyber security profile and prepare for new SEC cybersecurity rules
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EXECUTIVE COMPENSATION
ALBERT E. ROSENTHALER
Former Chief Corporate Development Officer
Performance Objectives: • Evaluate acquisition and investment opportunities • Evaluate capital structure and assist with capital alternatives	• Assist with tax compliance
RENEE L. WILM
Chief Legal Officer and Chief Administrative Officer

Performance Objectives:
•
Support corporate development in the evaluation of strategic investments; provide legal support for execution of selected opportunities

•
Evaluate and optimize capital structure and liquidity solutions

•
Provide legal support with regard to litigation, corporate matters and compliance matters

•
Continue to develop and refine active government affairs program

•
Manage executive compensation arrangements and equity award programs

•
Advance diversity and inclusion efforts

Following a review of the participants’ performance and a review of the time allocated to matters for our company, our compensation committee determined to pay each participant the following portion of his or her LTAH Maximum Individual Bonus:
Name	LTAH Maximum Individual Bonus	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$1,020,000	81.25%	$828,750
Brian J. Wendling	$39,056	81.25%	$31,733
Albert E. Rosenthaler	$71,456	81.25%	$58,058
Renee L. Wilm	$72,164	93.75%	$67,653
Corporate Performance Bonus. Our compensation committee then made a determination as to the portion, if any, that would be payable to each participant for his or her LTAH Maximum Corporate Bonus, a portion of which is attributable to consolidated financial measures of the Operating Companies (as defined below) as a group and a portion of which is attributable to corporate-level achievements. In making this determination, our compensation committee reviewed forecasts of 2023 adjusted OIBDA (as defined below), revenue and free cash flow (financial measures) for QVC, HSN, Inc., Cornerstone Brands, Inc., Sirius XM, Braves Holdings, LLC, Formula 1, GCI Holdings, LLC and proportionate shares of Live Nation, Charter and Tripadvisor (collectively, the Operating Companies), all of which forecasts were prepared in December 2023 and are set forth in the table below. Also set forth in the table below are the corresponding actual financial measures achieved for 2023, which deviated from our forecasts as indicated below. Although forecasted revenue, adjusted OIBDA and free cash flow deviated from the actual result, none of the deviations would have materially affected the amounts paid under the corporate performance bonus portion of the program.
For purposes of the bonus program, adjusted OIBDA is defined as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, transaction related costs (including acquisition, restructuring, integration, and advisory fees), impairments and fire related costs. Sirius XM, Live Nation, Charter, and Tripadvisor do not report adjusted OIBDA information. As a result, in order to determine their financial results, we used the most similar non-GAAP measures reported by each of these companies. We used adjusted EBITDA as reported by Sirius XM, Charter, and Tripadvisor and adjusted Operating Income, or AOI, as reported by Live Nation. For a definition of adjusted EBITDA as defined by Sirius XM, see Sirius XM’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 1, 2024. For a definition of adjusted EBITDA as defined by Charter, see Charter’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 2, 2024. For a definition of adjusted EBITDA as
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EXECUTIVE COMPENSATION
defined by Tripadvisor, see Tripadvisor’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 16, 2024. For a definition of AOI as defined by Live Nation, see Live Nation’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024.
	(dollar amounts in millions)
	2023 Forecast	2023 Actual	Actual / Forecast
Revenue(1)	$48,283	$48,641	0.7%
Adjusted OIBDA(1)	$12,498	$12,498	0.0%
Free Cash Flow(1)(2)	$4,103	$4,340	5.8%

(1)
Revenue, adjusted OIBDA and Free Cash Flow amounts represent the consolidated summation of the Operating Companies. All calculations were performed on a constant currency basis.

(2)
Defined for purposes of the bonus program as adjusted OIBDA less all other operating and investing items on a constant currency basis.

Based on a review of the above forecasts and consideration of Operating Company performance against plan for these financial measures by the compensation committees of our company, Liberty Media, Qurate Retail and Liberty Broadband, the compensation committees determined that the financial measures relating to the Operating Companies were achieved to the extent described below:
Financial Measure	Percentage Payable
Revenue(1)	7% of a possible 10%
Adjusted OIBDA(1)	6% of a possible 10%
Free Cash Flow(1)(2)	7% of a possible 10%
Percentage payable was based on 2023 forecasted financial measures compared to 2023 budgeted financial measures, with a 7% possible payout if forecasted financial measures equaled budgeted financial measures, and a payout range of 0% to 10% if forecasted financial measures were less than or greater than budgeted financial measures. Our compensation committee then translated the achievement of these financial measures into a percentage payable (20% of a possible 30%, or 67%) to each participant of his or her LTAH Maximum Corporate Bonus related to financial measures, as follows:
Name	LTAH Maximum Corporate Bonus Related to Financial Measures	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$510,000	67%	$340,000
Brian J. Wendling	$19,528	67%	$13,019
Albert E. Rosenthaler	$35,728	67%	$23,819
Renee L. Wilm	$36,082	67%	$24,055
In December 2023, our compensation committee considered combined corporate-level achievements for our company, Liberty Media and each of the other Service Companies in determining that 9% of a possible 10% of a portion of the LTAH Maximum Corporate Bonus would be payable to each participant. In making this determination, the compensation committee considered merger and acquisition activity, investments, financings, sustainability initiatives, SEC/audit compliance, litigation management and tax compliance. The achievements and percentage payable translated to the following payment for each participant:
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EXECUTIVE COMPENSATION
Name	LTAH Maximum Corporate Bonus Related to Corporate-Level Achievements	Percentage Payable	Aggregate Dollar Amount
Gregory B. Maffei	$170,000	90%	$153,000
Brian J. Wendling	$6,509	90%	$5,858
Albert E. Rosenthaler	$11,909	90%	$10,718
Renee L. Wilm	$12,027	90%	$10,825
Aggregate Results. The following table presents information concerning the aggregate 2023 performance-based bonus amounts payable to each named executive officer by our company after giving effect to the determinations described above.
Name	Individual Performance Bonus	Corporate Performance Bonus Related to Financial Measures	Corporate Performance Bonus Related to Corporate-Level Achievements	Total Bonus
Gregory B. Maffei	$828,750	$340,000	$153,000	$1,321,750
Brian J. Wendling	$31,733	$13,019	$5,858	$50,610
Albert E. Rosenthaler	$58,058	$23,819	$10,718	$92,596
Renee L. Wilm	$67,653	$24,055	$10,825	$102,533
Our compensation committee then noted that, when combined with the total 2023 performance-based bonus amounts paid by Liberty Media and the other Service Companies to the overlapping named executive officers, Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm received $26,090,750, $1,012,195, $1,851,911 and $2,050,650, respectively. For more information regarding these bonus awards, please see the “Grants of Plan-Based Awards” table below.
EQUITY INCENTIVE COMPENSATION
The 2019 incentive plan provides for the grant of a variety of incentive awards, including stock options, restricted shares, RSUs, SARs, cash awards and performance awards. Subject to share availability considerations, our compensation committee has a preference for grants of stock options and awards of restricted stock or RSUs (as compared with other types of available awards under the 2019 incentive plan) based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.
As discussed above, our executive officers perform management services for our company pursuant to the amended services agreement. In consultation with the compensation committees of each of Liberty Media and the other Service Companies (except for the compensation committee of Atlanta Braves Holdings because such decisions were made prior to its split-off from Liberty Media), our compensation committee determined that each of our company, Liberty Media and the other Service Companies (except for Atlanta Braves Holdings for the reason described above) would grant a proportionate share of the aggregate equity grant value to each named executive officer each year for their service to our company and each of Liberty Media and the other Service Companies. With respect to awards made to Messrs. Wendling and Rosenthaler and Ms. Wilm, the proportionate share for each company was determined based 50% on the relative market capitalization and 50% on relative time spent by Liberty Media’s employees working for such issuer. With respect to awards made to Mr. Maffei, the 2019 Maffei Employment Agreement provides that Mr. Maffei’s aggregate annual equity award value will be granted across Liberty Media and the Service Companies by Liberty Media’s compensation committee, our compensation committee and the compensation committees of each other Service Company based on two factors, each weighted 50%: (i) the relative market capitalization of each series of stock of each company and (ii) the average of (a) the percentage allocation of time for all Liberty Media employees across all companies and (b) Mr. Maffei’s percentage allocation of time across all companies, unless a different allocation method is agreed.
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EXECUTIVE COMPENSATION
Annual Equity Awards.
Maffei Annual Equity Awards. The 2019 Maffei Employment Agreement provides Mr. Maffei with the opportunity to earn equity awards during the employment term. See “—Executive Compensation Arrangements—Gregory B. Maffei—Annual Awards” for additional information about the annual awards provided under the 2019 Maffei Employment Agreement.
When structuring the 2019 Maffei Employment Agreement, to further align Mr. Maffei’s interests with those of the other stockholders, the compensation committee structured his annual equity award grants as either option awards or performance-based restricted stock units with meaningful payout metrics determined annually. This structure was designed to provide for alignment of interests with our company’s stockholders and flexibility to the compensation committee to incent achievement of strategic objectives that may change or evolve over the term of the agreement.
The 2019 Maffei Employment Agreement provided that Mr. Maffei was entitled to receive from our company, Liberty Media and the other Service Companies in 2023 (except for Atlanta Braves Holdings, because such grant occurred prior to its split-off from Liberty Media) a combined target equity award value of $17.5 million comprised of time-vested stock options, performance-based restricted stock units or a combination of award types, at Mr. Maffei’s election.
In 2023, our compensation committee granted performance-based RSUs and, due to share considerations under the 2019 incentive plan, a cash award, to Mr. Maffei in satisfaction of our obligations under the 2019 Maffei Employment Agreement for 5% of Mr. Maffei’s aggregate annual equity award for 2023, or $875,000. Our compensation committee believed that Mr. Maffei’s RSU grant and cash award should be subject to performance metrics that incentivize and reward Mr. Maffei for successful completion of our company’s strategic initiatives. As a result, our compensation committee granted to Mr. Maffei 175,000 performance-based RSUs with respect to LTRPB shares (the 2023 Maffei RSUs) and a $656,250 performance-based cash award (the 2023 Maffei Cash Award), in each case under the 2019 incentive plan, on March 9, 2023, which would vest only upon attainment of the performance objectives described below.
Our compensation committee reviewed the financial performance of our company along with the personal performance of Mr. Maffei. Based on the compensation committee’s assessment of his individual performance against the goals established in connection with the performance cash bonus program and general observation of his leadership and executive performance, our compensation committee approved vesting of all of the 2023 Maffei RSUs and the full vesting of the 2023 Maffei Cash Award, in each case, previously granted to Mr. Maffei.
For more information regarding Mr. Maffei’s equity awards as provided in the 2019 Maffei Employment Agreement, see the “Grants of Plan-Based Awards” table below and “Executive Compensation—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards” in Liberty Media’s Definitive Proxy Statement on Schedule 14A with respect to its 2024 annual meeting of stockholders; “Executive Compensation—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards” in Qurate Retail’s Definitive Proxy Statement on Schedule 14A with respect to its 2024 annual meeting of stockholders; and “Executive Compensation—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards” in Liberty Broadband’s Definitive Proxy Statement on Schedule 14A with respect to its 2024 annual meeting of stockholders.
Chief Performance-based RSU and Cash Awards. Our compensation committee granted 5,699, 10,294 and 10,294 LTRPA annual performance-based RSUs to Messrs. Wendling and Rosenthaler and Ms. Wilm, respectively, on March 9, 2023 (the 2023 Chief RSUs). Additionally on March 9, 2023, due to share considerations under the 2019 incentive plan, our compensation committee also granted a $20,344, $36,750 and $36,750 performance-based cash award to Messrs. Wendling and Rosenthaler and Ms. Wilm, respectively (the 2023 Chief Cash Awards). The 2023 Chief RSUs and 2023 Chief Cash Awards were granted under the 2019 incentive plan and would vest subject to the satisfaction of performance objectives described below.
Our compensation committee adopted an annual, performance-based program for payment of the 2023 Chief RSUs and 2023 Chief Cash Awards and reviewed each named executive officer’s performance against that performance program to determine which portion of the award would be paid. Our compensation committee reviewed the 2023 personal performance of Messrs. Wendling and Rosenthaler and Ms. Wilm and considered the recommendations from Mr. Maffei. Mr. Maffei recommended that our committee vest 100% of the 2023 Chief RSUs and 100% of the 2023 Chief Cash Awards based on his assessment of their individual performance against the goals established in connection with the performance cash bonus program and his general observation of their leadership and executive performance. Accordingly, our
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compensation committee approved vesting in full of the 2023 Chief RSUs and vesting in full of the 2023 Chief Cash Awards previously granted to Messrs. Wendling and Rosenthaler and Ms. Wilm.
Multiyear Equity Awards.
Our compensation committee makes larger stock option grants (equaling approximately three to four years’ value of the named executive officer’s annual grants) that vest between two and four years after grant, rather than making annual grants over the same period. These multiyear grants provide for back-end weighted vesting and generally expire seven years after grant to encourage executives to remain with our company over the long-term and to better align their interests with those of the stockholders. Messrs. Wendling and Rosenthaler and Ms. Wilm each received a multiyear stock option award in December 2020, which equaled the value of, for Messrs. Wendling and Rosenthaler, the annual grants that were expected to be granted to each for the period from January 1, 2021 through December 31, 2023, and for Ms. Wilm, a top up in value over grants already made for the same period to reflect the increased responsibilities associated with her new role beginning in 2021 of Chief Administrative Officer. One-half of each named executive officer’s options vested on each of December 7, 2022 and December 7, 2023. See the “Outstanding Equity Awards at Fiscal-Year End” table below for more information about the 2020 NEO Multiyear Options.
Due to share availability considerations, our company did not make subsequent multiyear stock option grants in 2023.
PERQUISITES AND OTHER PERSONAL BENEFITS
The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees) consist of:
•
limited personal use of Liberty Media’s corporate aircraft (pursuant to aircraft time sharing agreements between our company and Liberty Media); and

•
occasional, personal use of Liberty Media’s apartment in New York City (pursuant to a sharing arrangement between our company and Liberty Media), which is primarily used for business purposes, and occasional, personal use of a company car and driver.

Taxable income may be incurred by our executives in connection with their receipt of perquisites and personal benefits. We have not provided gross-up payments to our executives in connection with any such taxable income incurred during the past three years.
Aircraft Usage. On occasion, and with the appropriate approvals, executives may have family members and other guests accompany them on Liberty Media’s corporate aircraft when traveling on business.
Pursuant to a February 5, 2013 letter agreement between Liberty Media and Mr. Maffei, Mr. Maffei is entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment with Liberty Media, subject to any continued right to use the corporate aircraft as described below or pursuant to the terms of his employment arrangement in effect at the time of the termination or (ii) the cessation of ownership or lease of corporate aircraft. During 2023, pursuant to November 11, 2015 and December 13, 2019 letter agreements between Liberty Media and Mr. Maffei, Mr. Maffei was entitled to 50 additional hours per year of personal flight time if he reimbursed Liberty Media for such usage through the first to occur of (i) the termination of his employment with Liberty Media or (ii) the cessation of ownership or lease of corporate aircraft. If Mr. Maffei’s employment is terminated due to disability, for good reason or without cause, Mr. Maffei would be entitled to continued use of the corporate aircraft for 12 months after termination of his employment. Mr. Maffei incurs taxable income, calculated in accordance with the Standard Industry Fare Level (SIFL) rates, for all personal use of the corporate aircraft under the February 5, 2013 letter agreement. Mr. Maffei incurs taxable income at the SIFL rates minus amounts paid under time sharing agreements with Liberty Media for travel. Flights where there are no passengers on company-owned aircraft are not charged against the 120 hours of personal flight time per year allotted to Mr. Maffei if the flight department determines that the use of a NetJets, Inc. supplied aircraft for a proposed personal flight would be disadvantageous to our company due to (i) use of budgeted hours under the then current Liberty Media fractional ownership contract with NetJets, Inc. or (ii) higher flight cost as compared to the cost of using company-owned aircraft.
For disclosure purposes, Liberty Media determines the aggregate incremental cost to Liberty Media of the executives’ personal flights by using a method that takes into account all operating costs related to such flights, including:
•
landing and parking expenses;

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EXECUTIVE COMPENSATION
•
crew travel expenses;

•
supplies and catering;

•
aircraft fuel and oil expenses per hour of flight;

•
aircraft maintenance and upkeep;

•
any customs, foreign permit and similar fees; and

•
passenger ground transportation.

Because Liberty Media’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, and purchase or lease costs of aircraft.
Pursuant to the amended services agreement, we pay Liberty Media for any costs, calculated in accordance with Part 91 of the Federal Aviation Regulations, associated with Mr. Maffei using Liberty Media’s corporate aircraft for our company’s business matters along with the approved personal use of Liberty Media’s corporate aircraft that are allocable to our company under the amended services agreement. Pursuant to aircraft time sharing agreements between Liberty Media and Mr. Maffei, Mr. Maffei was responsible for reimbursing Liberty Media for costs associated with his 50 additional hours per year of personal flight time and such costs include the expenses listed above, insurance obtained for the specific flight and an additional charge equal to 100% of the aircraft fuel and oil expenses for the specific flight.
For purposes of determining an executive’s taxable income, personal use of Liberty Media’s aircraft is valued using a method based on SIFL rates, as published by the Treasury Department. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount that may be deducted for U.S. federal income tax purposes for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by Section 162(m) of the Code to the extent that the named executive officer’s compensation that is subject to that limitation exceeds $1 million. See “—Deductibility of Executive Compensation” below.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
In developing the 2023 compensation packages for the named executive officers, the deductibility of executive compensation under Section 162(m) of the Code is considered. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the executives potentially affected by the limitations of Section 162(m) of the Code have been expanded and there is no longer any exception for qualified performance-based compensation. Therefore, portions of the compensation we pay to the named executive officers may not be deductible due to the application of Section 162(m) of the Code. Our compensation committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to attract and retain talented management.
RECOUPMENT PROVISIONS
In August 2023, the Board of Directors approved a policy for the recovery of erroneously awarded compensation, or “clawback” policy, applicable to executive officers. The policy implements the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as required under the Nasdaq listing standards (although the Company began quotation on The OTC Markets in October 2023), and requires recovery of incentive-based compensation received by current or former executive officers during the three fiscal years preceding the date it is determined that our company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. In addition, our company has maintained its recoupment provisions whereby our company may require an executive to repay or return to our company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or SARs). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such
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noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. Under these recoupment provisions, the cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement, and the compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation. Additionally, beginning in December 2020, we began including in new forms of equity-based award agreements a right, in favor of our company, to require the executive to repay or return to our company, upon a reasonable determination by our compensation committee that the executive breached the confidentiality obligations included in the agreement, all or any portion of the outstanding award, any shares received under awards during the 12-month period prior to any such breach or any time after such breach and any proceeds from the disposition of shares received under awards during the 12-month period prior to any such breach or any time after such breach.
STOCK OWNERSHIP GUIDELINES AND HEDGING POLICIES
Our Board of Directors previously had adopted stock ownership guidelines that generally required our executive officers to own shares of our company’s stock equal to at least three times the value of the annual performance RSUs granted by our company to such executive officer, with the required ownership level automatically adjusted following these annual grants. Our executive officers generally had five years from the date of their appointment to an executive officer role to comply with these guidelines. In December 2023, our Board of Directors eliminated these stock holding guidelines. For information regarding our policies with respect to the ability of our officers and directors to hedge or offset any decrease in the market value of our equity securities, see “Security Ownership of Certain Beneficial Owners and Management—Hedging Disclosure.”
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The compensation committee members whose names appear on the Compensation Committee Report below comprised the compensation committee during 2023. No member of our compensation committee during 2023 is or has been an officer or employee of our company or has engaged in any related party transaction in which our company was a participant.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” included under “Executive Compensation” above. Based on such review and discussions, the compensation committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Members of the Compensation Committee
Larry E. Romrell
Michael J. Malone
J. David Wargo
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SUMMARY COMPENSATION TABLE
Name and Principal Position (as of 12/31/23)	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Gregory B. Maffei Chairman of the Board, President and Chief Executive Officer	2023	150,000	—	181,214	—	1,978,000	64,267(4)(5)(6)	2,373,481
	2022	150,000	—	748,898	—	1,130,500	45,179(4)(5)	2,074,577
	2021	150,000	—	1,090,509	—	1,173,000	73,605(4)(5)	2,487,114
Brian J. Wendling Senior Vice President and Chief Financial Officer	2023	—	—	5,620	—	70,954	—	76,574
	2022	—	—	26,493	—	43,550	—	70,043
	2021	—	—	38,637	—	48,301	—	86,938
Albert E. Rosenthaler Former Chief Corporate Development Officer	2023	—	—	10,152	—	129,346	—	139,498
	2022	—	—	47,860	—	79,680	—	127,540
	2021	—	—	69,790	—	88,371	—	158,161
Renee L. Wilm(7) Chief Legal Officer and Chief Administrative Officer	2023	—	—	10,152	—	139,283	—	149,435
	2022	—	—	47,860	—	88,219	—	136,079
	2021	—	—	69,790	—	92,534	—	162,324

(1)
Represents only that portion of Mr. Maffei’s base salary that was allocated to our company under the amended services agreement in connection with the 2019 Maffei Employment Agreement as described in “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement.” For a description of the allocation of Mr. Maffei’s compensation among Liberty Media, our company and the other Service Companies pursuant to the 2019 Maffei Employment Agreement and the amended services agreement, see “—Compensation Discussion and Analysis—Services Agreement” above.

(2)
Reflects, as applicable, the grant date fair value of the 2023 Maffei RSUs, the 2023 Chief RSUs and the performance-based RSUs granted to our named executive officers in 2022 and 2021. A maximum payout equal to 1.5 times the target number of 2023 Maffei RSUs and the RSUs granted to Mr. Maffei in 2022 and 2021, or $271,821, $1,123,347 and $1,312,500, respectively, of grant value was established. The grant date fair value of these awards has been computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 10 to our consolidated financial statements for the year ended December 31, 2023 (which are included in our 2023 Form 10-K).

(3)
Represents each named executive officer’s annual performance-based bonus and, for 2023, the 2023 Maffei Cash Award and the 2023 Chief Cash Awards.

(4)
Liberty Media owns an apartment in New York City which is primarily used for business purposes. Mr. Maffei occasionally used this apartment for personal reasons during the years indicated above and our company reimburses Liberty Media for our allocable portion.

(5)
Includes the following amounts, which were allocated to our company under the amended services agreement:

	Amounts ($)
	2023	2022	2021
Compensation related to personal use of corporate aircraft(a)	60,369	70,949	70,949
Life insurance premiums	376	376	376
Matching contributions made to the Liberty Media 401(k) Savings Plan(b)	1,650	1,450	1,450

(a)
Calculated based on aggregate incremental cost of such usage allocated to our company.

(b)
The Liberty Media 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty Media 401(k) Savings Plan participants may contribute up to 75% of their eligible compensation on a pre-tax basis to the plan and an additional 10% of their eligible compensation on an after-tax basis (subject to specified maximums and IRS limits), and Liberty Media contributed a matching contribution that vests based upon the participants’ years of service and is based on the participants’ own contributions up to the maximum matching contribution set forth in the plan. Our company reimburses Liberty Media under the amended services agreement for our allocable portion of the matching contribution for Mr. Maffei. Mr. Maffei’s matching contributions are fully vested. Participant contributions to the Liberty Media 401(k) Savings Plan are fully vested upon contribution.

(6)
On May 31, 2023, with Mr. Maffei’s consent, our company cashed-out Mr. Maffei’s underwater stock options for their Black Scholes value of $1,222.

(7)
Ms. Wilm assumed the role of Chief Administrative Officer in January 2021.

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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION ARRANGEMENTS
GREGORY B. MAFFEI
2019 Maffei Employment Agreement
Liberty Media entered into the 2019 Maffei Employment Agreement with Mr. Maffei, effective December 13, 2019. The arrangement provides for a five year employment term beginning January 1, 2020 and ending December 31, 2024, with an annual base salary of $3 million (with no contracted increase) and a one-time cash commitment bonus of $5 million, an annual target cash performance bonus equal to $17 million (with payment subject to the achievement of one or more performance metrics as determined by the applicable company’s compensation committee with respect to its allocable portion), upfront awards (with an aggregate grant date fair value of $90 million to be granted in two equal tranches) and annual equity awards with an aggregate target grant date fair value of $17.5 million.
Maffei Term Equity Awards
Also, on December 13, 2019, in connection with the execution of the 2019 Maffei Employment Agreement, Mr. Maffei became entitled to receive term equity awards with an aggregate grant date fair value of $90 million (the Upfront Awards) to be granted in two equal tranches. The first tranche of the Upfront Awards was granted in December 2019 and consisted of time-vested stock options from each of Liberty Media, Qurate Retail, Liberty Broadband and GCI Liberty and time-vested restricted stock units from our company that vested, in the case of the stock options, on December 31, 2023 and, in the case of the restricted stock units on December 15, 2023. Our portion of the Upfront Awards granted in December 2019 had an aggregate grant date fair value of $2,250,000 and consisted of 320,057 LTRPB RSUs.
The second tranche of the Upfront Awards was granted in December 2020 and consisted of time-vested stock options from each of Liberty Media, Qurate Retail, Liberty Broadband and GCI Liberty and time-vested restricted stock units from our company. The stock options will vest on December 31, 2024 and the restricted stock units will vest on December 7, 2024, in each case, subject to Mr. Maffei’s continued employment, except as described below. Our portion of the Upfront Awards granted in December 2020 had an aggregate grant date fair value of $2,700,000 and consisted of 1,000,000 LTRPB RSUs (the 2020 Maffei Term RSUs).
Annual Awards
Pursuant to the 2019 Maffei Employment Agreement, the aggregate grant date fair value of Mr. Maffei’s annual equity awards is $17.5 million for each year during the term of the 2019 Maffei Employment Agreement and is comprised of awards of time-vested stock options (the Annual Options), performance-based restricted stock units (Annual Performance RSUs) or a combination of award types, at Mr. Maffei’s election, allocable across Liberty Media and each of the Service Companies (collectively, the Annual Awards). Vesting of any Annual Performance RSUs will be subject to the achievement of one or more performance metrics to be approved by our compensation committee and the compensation committee of Liberty Media or the applicable other Service Company with respect to its allocable portion of the Annual Performance RSUs. For a description of Mr. Maffei’s Annual Awards, see “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards.”
Termination Payments and Benefits
Mr. Maffei will be entitled to the following payments and benefits from Liberty Media (with Liberty Media being reimbursed by our company for its allocated portion of the severance benefits pursuant to the amended services agreement) if his employment is terminated at Liberty Media under the circumstances described below, subject to the execution of releases by Liberty Media and Mr. Maffei in a form to be mutually agreed. The following discussion also summarizes the termination payments and benefits that Mr. Maffei would be entitled to if his services are terminated at our company under the scenarios described below.
Termination by Liberty Media without Cause or by Mr. Maffei for Good Reason. If Mr. Maffei’s employment is terminated by Liberty Media without cause (as defined in the 2019 Maffei Employment Agreement) or if Mr. Maffei terminates his employment for good reason (as defined in the 2019 Maffei Employment Agreement), he is entitled to the following: (i) his accrued base salary, any accrued but unpaid bonus for the prior completed year, any unpaid expense reimbursements and any amounts due under applicable law; (ii) subject to the execution of a mutual release, (A) a severance payment of
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EXECUTIVE COMPENSATION
two times his base salary during the year of his termination to be paid in equal installments over 24 months; (B) fully vested shares with an aggregate grant date fair value of $35 million consisting of shares of the applicable series of common stock from Liberty Media, Qurate Retail, Liberty Broadband, Atlanta Braves Holdings and us; (C) full vesting of his unvested Upfront Awards and full vesting of the Annual Awards for the year in which the termination occurs (including the grant and full vesting of such Annual if the termination occurs before they have been granted); (D) lump sum cash payment of two times the average annual cash performance bonus paid for the two calendar years ending prior to the termination, but in no event less than two times his target annual cash performance bonus of $17 million, with (subject to certain exceptions) up to 25% of such amount payable in shares of the applicable series of common stock from Liberty Media, Qurate Retail, Liberty Broadband, Atlanta Braves Holdings and us; (E) a lump sum cash payment equal to the greater of (x) $17 million or (y) the annual cash performance bonus otherwise payable for the year of termination, in each case, prorated based on the number of days that have elapsed within the year of termination (including the date of termination), with (subject to certain exceptions) up to 25% of such amount payable in shares of the applicable series of common stock from Liberty Media, Qurate Retail, Liberty Broadband, Atlanta Braves Holdings and us; and (F) continued use for 12 months after such termination of certain services and perquisites provided by Liberty Media, including continued use of Liberty Media’s aircraft (collectively, the severance benefits).
Termination at our Company by our Company without Cause or by Mr. Maffei for Good Reason. If Mr. Maffei’s services at our company are terminated by us without cause (as defined in the 2019 Maffei Employment Agreement) or by Mr. Maffei for good reason (as defined in the 2019 Maffei Employment Agreement), he will be entitled to full vesting of the 2020 Maffei Term RSUs and the Annual Awards granted by us for the year of his termination, and if Mr. Maffei remains employed by Liberty Media at or following the date of termination of his services to our company, he will also be entitled to payment of our allocated portion of the annual cash performance bonus for the year, prorated for the portion of the calendar year in which Mr. Maffei served as an officer of our company. Other than as described above, no severance benefits will be due to Mr. Maffei if he remains employed by Liberty Media at or following the date of termination of his services to our company.
Termination by Reason of Death or Disability. In the event of Mr. Maffei’s death or disability, he will be entitled to the same payments and benefits as if his services had been terminated without cause or for good reason as described above in “—Termination by Liberty Media without Cause or by Mr. Maffei for Good Reason.”
For Cause Termination at our Company. In the event Mr. Maffei’s services to our company are terminated by us for cause, he will forfeit the 2020 Maffei Term RSUs, and if the termination for cause occurs before the close of business on December 31 of the relevant grant year, Mr. Maffei will forfeit our allocated portion of the annual cash performance bonus and the portion of his Annual Awards granted by our company for that grant year. If Mr. Maffei’s services are terminated by our company for cause after the close of business on December 31 of the relevant grant year, but prior to the date on which our compensation committee certifies achievement of the performance metric for any outstanding Annual Performance RSUs granted by our company for the grant year, the award will remain outstanding until such date and will vest to the extent determined by our compensation committee.
Voluntary Termination at our Company without Good Reason. If Mr. Maffei voluntarily terminates the services he provides to us without good reason, he will be entitled to pro rata vesting of the 2020 Maffei Term RSUs (based on the number of days that have elapsed over the four-year vesting period). He will also be entitled to pro rata vesting of his Annual Awards for the year of termination granted by us (based on the elapsed number of days in the calendar year of termination) and a pro rata payment of our allocated portion of his annual cash performance bonus of $17 million (based upon the elapsed number of days in the calendar year of termination). Any Annual Performance RSUs granted by our company for the year of termination that are unvested on the date of termination will remain outstanding until the performance criteria is determined and will vest pro rata (based upon the elapsed number of days in the calendar year of termination) to the extent determined by our compensation committee (at a level not less than 100% of the target award). Other than as described above, no severance benefits will be due to Mr. Maffei if he remains employed by Liberty Media at or following the date of termination of his services to us. If Mr. Maffei also voluntarily terminates his employment with Liberty Media, rather than being entitled to payment of our allocated portion of his annual cash bonus, Mr. Maffei would be entitled to receive a payment from Liberty Media equal to $17 million, prorated based upon the elapsed number of days in the calendar year of termination. Our company would reimburse Liberty Media for our allocable portion of this payment.
EQUITY INCENTIVE PLANS
The 2019 incentive plan is designed, and prior to its expiration, the Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (amended and restated March 11, 2015), as amended (the 2014 incentive plan), was designed, to provide
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additional remuneration to eligible officers and employees of our company, our nonemployee directors and independent contractors and employees of Liberty Media or Qurate Retail providing services to us and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Non-qualified stock options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing may be granted under the 2019 incentive plan (collectively, as used in this description of the 2019 incentive plan, awards). The maximum number of shares of our common stock with respect to which awards may be granted is 5,000,000 shares, subject to anti-dilution and other adjustment provisions of the 2019 incentive plan. No nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) in excess of $3 million. Shares of our common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company, including shares purchased on the open market. The 2019 incentive plan is administered by the compensation committee with regard to all awards granted under the 2019 incentive plan (other than awards granted to the nonemployee directors which may be administered by our full Board of Directors or the compensation committee), and the compensation committee has full power and authority to determine the terms and conditions of such awards. The 2019 incentive plan has a five-year term and is the only incentive plan under which awards will be made.
PAY RATIO INFORMATION
We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. Maffei, our chief executive officer on December 31, 2023, pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, our pay ratio may not be comparable to the pay ratios reported by other companies.
To identify our median employee, we first determined our employee population as of December 31, 2023, which consisted of employees located in the U.S., Europe and throughout the rest of the world, representing all full-time, part-time and temporary employees, including hourly employees, employed by our company and our consolidated subsidiary, Tripadvisor, on that date. Using information from our payroll records, we then measured each employee’s annual total compensation for calendar year 2023, consisting of annualized base salary, short-term bonus at target and annual long-term equity incentive award at target. Tripadvisor annualized the compensation of approximately 498 full-time and part-time employees who were hired in 2023 but who did not work for the entire fiscal year. The earnings of Tripadvisor’s employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for Tripadvisor’s organizational planning purposes, which consider historic and forecasted rates as well as other factors. We did not make any cost-of-living adjustments.
Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table above. The ratio of our chief executive officer’s total annual compensation to that of the median employee was as follows:
Chief Executive Officer Total Annual Compensation	$2,372,259
Median Employee Total Annual Compensation	$94,393
Ratio of Chief Executive Officer to Median Employee Total Annual Compensation	25:1
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GRANTS OF PLAN-BASED AWARDS
The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2023 to the named executive officers.
		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(3)
Gregory B. Maffei
	03/09/2023(4)	—	850,000	1,700,000	—	—	—	—	—	—	—
Cash Award	03/09/2023(5)	—	656,250	984,375(3)	—	—	—	—	—	—	—
LTRPB	03/09/2023(5)	—	—	—	—	175,000	262,500	—	—	—	181,214
Brian J. Wendling
	03/09/2023(4)	—	32,547	65,093	—	—	—	—	—	—	—
Cash Award	03/09/2023(5)	—	20,344	—	—	—	—	—	—	—	—
LTRPA	03/09/2023(5)	—	—	—	—	5,699	—	—	—	—	5,620
Albert E. Rosenthaler
	03/09/2023(4)	—	59,547	119,094	—	—	—	—	—	—	—
Cash Award	03/09/2023(5)	—	36,750	—	—	—	—	—	—	—	—
LTRPA	03/09/2023(5)	—	—	—	—	10,294	—	—	—	—	10,152
Renee L. Wilm
	03/09/2023(4)	—	60,137	120,273	—	—	—	—	—	—	—
Cash Award	03/09/2023(5)	—	36,750	—	—	—	—	—	—	—	—
LTRPA	03/09/2023(5)	—	—	—	—	10,294	—	—	—	—	10,152
(1)
Our 2023 performance-based bonus program does not provide for a threshold bonus amount. The amounts in the Target column represent the target amount that would have been payable to each named executive officer upon satisfaction of the performance criteria under the 2023 performance-based bonus program. The amounts in the Maximum column represent the maximum amount that could have been payable to each named executive officer. For more information on this performance bonus program, see “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—2023 Performance-based Bonuses” above. For the actual bonuses paid by our company see the amounts included for 2023 in the column entitled Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” above. Additionally, the terms of the 2023 Maffei Cash Award and the 2023 Chief Cash Awards do not provide for a threshold amount that would be payable upon satisfaction of the performance criteria established by the compensation committee. With respect to the 2023 Maffei Cash Award, the amount in the Target column represents the target amount that would have been payable to Mr. Maffei assuming achievement of the target performance goals and with respect to the 2023 Chief Cash Awards, the amounts in the Target column represent the target amount that would have been payable to the named executive officer assuming (x) achievement of the performance goals was attained and (y) our compensation committee determined not to reduce such payout after considering criteria established by our compensation committee in March 2023. For the actual 2023 Maffei Cash Award and 2023 Chief Cash Awards that vested, see “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards.”

(2)
The terms of the 2023 Maffei RSUs and 2023 Chief RSUs do not provide for a threshold amount that would be payable upon satisfaction of the performance criteria established by the compensation committee. With respect to the 2023 Maffei RSUs, the amount in the Target column represents the target amount that would have been payable to Mr. Maffei assuming achievement of the target performance goals. With respect to the 2023 Chief RSUs, the amounts in the Target column represent the target amount that would have been payable to the named executive officer assuming (x) achievement of the performance goals was attained and (y) our compensation committee determined not to reduce such payout after considering criteria established by our compensation committee in March 2023. For the actual 2023 Maffei RSUs and 2023 Chief RSUs that vested, see “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards.”

(3)
With respect to the 2023 Maffei RSUs and 2023 Maffei Cash Award, the amount in the Maximum column represents the maximum amount that would have been payable assuming maximum achievement of the performance goals. For the actual 2023 Maffei RSUs and 2023 Maffei Cash Award that vested see “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards.”

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(4)
Reflects the date on which our compensation committee established the terms of the 2023 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—2023 Performance-based Bonuses.”

(5)
Reflects the date on which our compensation committee established the terms of the 2023 Maffei RSUs, 2023 Maffei Cash Award, 2023 Chief RSUs and 2023 Chief Cash Awards as described under “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards.”

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table contains information regarding unexercised options and unvested RSUs which were outstanding as of December 31, 2023 and held by the named executive officers.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory B. Maffei
Option Awards
LTRPB	26,557	—	—	14.28	03/06/2026	—	—	—	—
LTRPB	572,665	—	—	3.76	12/15/2027	—	—	—	—
RSU Awards
LTRPB	—	—	—	—	—	1,000,000(1)	9,300,000	—	—
LTRPB	—	—	—	—	—	—	—	175,000(2)	1,627,500
Brian J. Wendling
Option Award
LTRPA	49,491	—	—	4.31	12/07/2027	—	—	—	—
RSU Award
LTRPA	—	—	—	—	—	—	—	5,699(2)	4,844
Albert E. Rosenthaler
Option Award
LTRPA	89,404	—	—	4.31	12/07/2027	—	—	—	—
RSU Award
LTRPA	—	—	—	—	—	—	—	10,294(2)	8,750
Renee L. Wilm
Option Awards
LTRPA	44,414	—	—	7.07	11/11/2026	—	—	—	—
LTRPA	24,075	—	—	4.31	12/07/2027	—	—	—	—
RSU Award
LTRPA	—	—	—	—	—	—	—	10,294(2)	8,750

(1)
Represents the 2020 Maffei Term RSUs, which vest on December 7, 2024.

(2)
Represents the target number of 2023 Maffei RSUs that Mr. Maffei could earn and the target number of 2023 Chief RSUs that Messrs. Wendling and Rosenthaler and Ms. Wilm could earn based on performance in 2023.

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EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED
The following table sets forth information concerning the vesting of RSUs held by our named executive officers during 2023. None of our named executive officers exercised any options during 2023.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Gregory B. Maffei
LTRPB	—	—	687,164	525,724
Brian J. Wendling
LTRPA	—	—	13,656	12,566
Albert E. Rosenthaler
LTRPA	—	—	24,670	22,701
Renee L. Wilm
LTRPA	—	—	24,670	22,701

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

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EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2023, which was the last day of our last completed fiscal year. For purposes of the following table, we have assumed that Mr. Maffei’s employment had terminated at each of Liberty Media, Liberty TripAdvisor and the other Service Companies. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
The amounts provided in the table are based on the closing market prices on December 29, 2023 (the last trading day in 2023) for our Series A common stock and Series B common stock, which were $0.85 and $9.30, respectively. For any option awards held by the named executive officers that had an exercise price that was more than the closing market price of our Series A common stock or Series B common stock, as applicable, on December 29, 2023, the value of such option awards has been excluded from the table below. For all other option awards, the value of the options shown in the table is based on the spread between the exercise price of the award and the applicable closing market price. The value of the RSUs shown in the table is based on the applicable closing market price and the number of unvested RSUs that would have vested in the applicable termination scenario according to the terms of the applicable award.
Each of our named executive officers has received awards and payments under our incentive plans. Additionally, Mr. Maffei is entitled to certain payments and acceleration rights upon termination under his employment agreement.
The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits,” which are incorporated by reference herein):
VOLUNTARY TERMINATION
Each of the named executive officers holds awards that were issued under our existing incentive plans. Under these plans and the related award agreements, in the event of a voluntary termination of his or her employment with our company for any reason, each named executive officer would typically only have a right to the equity grants that vested prior to his or her termination date. However, if Mr. Maffei had voluntarily terminated his employment without good reason, (i) his 2020 Maffei Term RSUs would have been subject to pro rata vesting (based on the number of days elapsed during the four-year vesting period) and, (ii) assuming such termination occurred after the close of business on December 31, 2023, his 2023 Maffei RSUs and 2023 Maffei Cash Award would have each remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Mr. Maffei would have been entitled to certain other benefits upon a voluntary termination of his employment without good reason with our company as of December 31, 2023. The type and amount of severance pay and benefits Mr. Maffei would receive would depend on whether he remained employed by Liberty Media at or following the date of termination of his services to our company or whether his employment with Liberty Media was also voluntarily terminated. These additional severance payments and benefits are described above in “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—Voluntary Termination at our Company without Good Reason” above. Messrs. Wendling and Rosenthaler and Ms. Wilm are not entitled to any severance payments or other benefits upon a voluntary termination of his or her employment.
TERMINATION FOR CAUSE
All outstanding equity grants constituting options, whether unvested or vested but not yet exercised, all equity grants constituting unvested RSUs and all cash awards under the existing incentive plans would be forfeited by any named executive officer who is terminated for “cause” (other than Mr. Maffei in the case of equity grants constituting vested options or similar rights). However, if Mr. Maffei’s employment had been terminated for cause after the close of business on December 31, 2023, his 2023 Maffei RSUs and 2023 Maffei Cash Award would have each remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Unless there is a different definition in the applicable award agreement, each of the 2014 incentive plan and the 2019 incentive plan defines “cause” as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform duties and responsibilities for any reason other than illness or
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incapacity; provided that, if such termination is within 12 months after a change in control (as described below), “cause” means a felony conviction for fraud, misappropriation or embezzlement. With respect to Mr. Maffei’s equity grants and the 2023 Maffei Cash Award, including the stock options granted to him in 2014, “cause,” as defined in the applicable award agreement, means (i) Mr. Maffei’s willful failure to follow the lawful instructions of the Board of Directors of our company; (ii) the commission by Mr. Maffei of any fraud, misappropriation or misconduct that causes demonstrable material injury to our company or its subsidiaries; (iii) Mr. Maffei’s conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) Mr. Maffei’s failure to comply in any material respect with any written agreement between him and our company or any of our subsidiaries if such failure causes demonstrable material injury to our company or any of our subsidiaries, except that Mr. Maffei is entitled to certain procedural and cure rights relating to a termination for cause, except in the case of a termination for cause based on a felony conviction. Mr. Maffei has certain continuing rights to exercise vested options or similar rights following a termination for cause under his equity award agreements. See “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—For Cause Termination at our Company” above.
TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
As of December 31, 2023, Mr. Maffei’s unvested equity awards consisted of the 2020 Maffei Term RSUs, the 2023 Maffei RSUs and the 2023 Maffei Cash Award. Upon a termination of his employment by our company without cause (as defined in the 2019 Maffei Employment Agreement) or by him for good reason (as defined in the 2019 Maffei Employment Agreement), the 2020 Maffei Term RSUs would have vested and, assuming such termination occurred after the close of business on December 31, 2023, the 2023 Maffei RSUs and 2023 Maffei Cash Award would have each remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Mr. Maffei would also be entitled to severance pay and benefits from our company upon a termination without cause or by him for good reason. The type and amount of severance pay and benefits Mr. Maffei would receive would depend on whether he remained employed by Liberty Media at or following the date of termination of his services to our company or whether his employment with Liberty Media was also terminated without cause or for good reason. These additional severance payments and benefits are described above in “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—Termination by Liberty Media without Cause or by Mr. Maffei for Good Reason” and “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—Termination at our Company by our Company without Cause or by Mr. Maffei for Good Reason.”
As of December 31, 2023, Messrs. Wendling’s and Rosenthaler’s and Ms. Wilm’s unvested awards were their 2023 Chief RSUs and their 2023 Chief Cash Awards. Upon a termination without cause as of December 31, 2023, the 2023 Chief RSUs and 2023 Cash Awards held by these officers would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. None of Messrs. Wendling or Rosenthaler or Ms. Wilm is entitled to any severance pay or other benefits upon a termination without cause.
DEATH
In the event of death of any of the named executive officers, the incentive plans and applicable award agreements would have provided for vesting of any outstanding options and cash awards and the lapse of restrictions on any RSU awards (except that, assuming Mr. Maffei’s death occurred after the close of business on December 31, 2023, the 2023 Maffei RSUs and 2023 Maffei Cash Award would have each remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee). Mr. Maffei is also entitled to certain payments and other benefits if he dies while employed by our company. These additional severance payments and benefits are described above in “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—Termination by Reason of Death or Disability.” None of the other named executive officers would have been entitled to any severance pay or other benefits from our company if he or she had died while employed by our company, assuming a termination date as of December 31, 2023.
DISABILITY
If the employment of any of the named executive officers had been terminated due to disability, which is defined in the incentive plans or applicable award agreements, such plans or agreements provide for vesting of any outstanding options and cash awards and the lapse of restrictions on any unvested RSU awards (except that, assuming Mr. Maffei’s
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termination due to disability occurred after the close of business on December 31, 2023, the 2023 Maffei RSUs and 2023 Maffei Cash Award would have each remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee). Mr. Maffei is also entitled to certain payments and other benefits upon a termination of his employment due to disability. These additional severance payments and benefits are described above in “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—Termination by Reason of Death or Disability.” None of the other named executive officers would have been entitled to any severance pay or other benefits from our company upon a termination due to disability, assuming a termination date as of December 31, 2023.
CHANGE IN CONTROL
In case of a change in control, the incentive plans provide for vesting of any outstanding options and cash awards and the lapse of restrictions on any RSU (other than, in the case of the 2020 Maffei Term RSUs) held by the named executive officers. A change in control is generally defined as:
•
The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our Board of Directors.

•
The individuals constituting our Board of Directors over any two consecutive years cease to constitute at least a majority of the Board, subject to certain exceptions that permit the Board to approve new members by approval of at least two-thirds of the remaining directors.

•
Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of our company or the dissolution of our company.

In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed that our named executive officers’ existing unvested equity awards (other than the 2020 Maffei Term RSUs) would vest in the case of a change in control described in the last bullet. A change in control (as defined in the 2019 Maffei Employment Agreement) of our company would provide Mr. Maffei with a short time period during which to exercise his right to terminate his employment for good reason, which would result in vesting of his 2020 Maffei Term RSUs. For purposes of the tabular presentation below, we have assumed that Mr. Maffei does not exercise his right to terminate his employment for good reason in connection with a change in control of our company.
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BENEFITS PAYABLE UPON TERMINATION OR CHANGE IN CONTROL
Name	Voluntary Termination Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)	After a Change in Control ($)
Gregory B. Maffei
Severance	850,000(1)	—	3,750,000(2)	3,750,000(2)	3,750,000(2)	—
Options	3,172,564(3)	3,172,564(4)	3,172,564(5)	3,172,564(5)	3,172,564(5)	3,172,564(6)
RSUs	8,755,373(3)	1,627,500(4)	10,927,500(5)	10,927,500(5)	10,927,500(5)	1,627,500(6)
Cash Awards	656,250(3)	656,250(4)	656,250(5)	656,250(5)	656,250(5)	656,250(6)
Perquisites(7)	—	—	46,125	—	46,125	—
Total	13,434,188	5,456,314	18,552,439	18,506,314	18,552,439	5,456,314
Brian J. Wendling
Options	—(8)	—(8)	—(9)	—(10)	—(10)	—(11)
RSUs	—(8)	—(8)	4,844(9)	4,844(10)	4,844(10)	4,844(11)
Cash Awards	—(8)	—(8)	20,344(9)	20,344(10)	20,344(10)	20,344(11)
Total	—	—	25,188	25,188	25,188	25,188
Albert E. Rosenthaler
Options	—(8)	—(8)	—(9)	—(10)	—(10)	—(11)
RSUs	—(8)	—(8)	8,750(9)	8,750(10)	8,750(10)	8,750(11)
Cash Awards	—(8)	—(8)	36,750(9)	36,750(10)	36,750(10)	36,750(11)
Total	—	—	45,500	45,500	45,500	45,500
Renee L. Wilm
Options	—(8)	—(8)	—(9)	—(10)	—(10)	—(11)
RSUs	—(8)	—(8)	8,750(9)	8,750(10)	8,750(10)	8,750(11)
Cash Awards	—(8)	—(8)	36,750(9)	36,750(10)	36,750(10)	36,750(11)
Total	—	—	45,500	45,500	45,500	45,500

(1)
If Mr. Maffei had voluntarily terminated his employment without good reason at Liberty TripAdvisor, Liberty Media and each of the other Service Companies (as defined in the 2019 Maffei Employment Agreement) as of December 31, 2023, subject to execution of a mutual release, he would have been entitled to receive in a lump sum $17 million, prorated based on the number of days that have elapsed within the year of termination, with up to 25% of such amount payable in shares of common stock as set forth in more detail in the 2019 Maffei Employment Agreement. See “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—Voluntary Termination at our Company without Good Reason” above. The amount in the table includes our allocable portion of this payment (5%) for which we would reimburse Liberty Media.

(2)
If Mr. Maffei’s employment at Liberty TripAdvisor, Liberty Media and each of the other Service Companies had been terminated as of December 31, 2023 by Liberty TripAdvisor, Liberty Media and each of the other Service Companies without cause (as defined in the 2019 Maffei Employment Agreement), by him for good reason (as defined in the 2019 Maffei Employment Agreement) (whether before or within a specific period following a change in control), in each case, subject to execution of a mutual release, or due to Mr. Maffei’s death or disability, he would have been entitled to receive (i) a payment of two times his 2023 base salary payable in 24 equal monthly installments, (ii) fully vested shares of common stock with an aggregate grant date fair value of $35 million, (iii) a lump sum payment of an amount equal to two times his average annual bonus paid for the two calendar years prior to separation, but in no event an amount that is less than two times his aggregate target bonus of $17 million and (iv) a lump sum cash payment equal to the greater of (x) $17 million or (y) the annual cash performance bonus otherwise payable for the year of termination, in each case, prorated based on the number of days that have elapsed within the year of termination, with up to 25% of such amount payable in shares of common stock as set forth in more detail in the 2019 Maffei Employment Agreement. See “—Executive Compensation Arrangements—Gregory B. Maffei—Termination Payments and Benefits—Termination by Liberty Media without Cause or by Mr. Maffei for Good Reason” above. The amount in the table includes our allocable portion of this payment (5%) for which we would reimburse Liberty Media. The amount in the table does not include the lump sum cash payment described in (iv) because Mr. Maffei had already been paid his 2023 cash bonus prior to December 31, 2023.

(3)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2023 for which the exercise price thereof is less than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year) and (ii) the number of unvested RSUs and the unvested cash award that would vest pursuant to the following: If Mr. Maffei voluntarily terminated his employment without good reason as of December 31, 2023, he would have been entitled to pro rata vesting of the 2020 Maffei Term RSUs (based on the number of days that had elapsed over the four-year vesting period) and, assuming such termination occurred after the close of business on December 31, 2023, the 2023 Maffei RSUs and 2023 Maffei Cash Award would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Because the exercise price of the vested stock options granted to Mr. Maffei in 2019 is more than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year), no value has been

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included for these awards in the table. As described above in “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards,” our compensation committee vested all of the 2023 Maffei RSUs and 2023 Maffei Cash Award, which is reflected in the table above.
(4)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2023 for which the exercise price thereof is less than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year) and (ii) the number of unvested RSUs and the unvested cash award that would vest pursuant to the following: If Mr. Maffei’s employment had been terminated for cause, he would have forfeited his 2020 Maffei Term RSUs. Assuming such termination occurred after the close of business on December 31, 2023, his 2023 Maffei RSUs and 2023 Maffei Cash Award would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Because the exercise price of the vested stock options granted to Mr. Maffei in 2019 is more than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year), no value has been included for these awards in the table. As described above in “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards,” our compensation committee vested all of the 2023 Maffei RSUs and the 2023 Maffei Cash Award, which is reflected in the table above.

(5)
Based on (i) the number of vested options held by Mr. Maffei at December 31, 2023 for which the exercise price thereof is less than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year) and (ii) the number of unvested RSUs and the unvested cash award that would vest pursuant to the following: If Mr. Maffei’s employment had been terminated as of December 31, 2023 without cause (as defined in the 2019 Maffei Employment Agreement), for good reason (as defined in the 2019 Maffei Employment Agreement) (whether before or within a specific period following a change in control) or due to Mr. Maffei’s death or disability, his 2020 Maffei Term RSUs would have vested in full and, assuming such termination occurred after the close of business on December 31, 2023, his 2023 Maffei RSUs and 2023 Maffei Cash Award would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Because the exercise price of the vested stock options granted to Mr. Maffei in 2019 is more than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year), no value has been included for these awards in the table. As described above in “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards,” our compensation committee vested all of the 2023 Maffei RSUs and 2023 Maffei Cash Award, which is reflected in the table above.

(6)
Based on the number of vested options held by Mr. Maffei at December 31, 2023 for which the exercise price thereof is less than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year), the number of 2020 Maffei Term RSUs, 2023 Maffei RSUs and 2023 Maffei Cash Award. As described above, our compensation committee vested Mr. Maffei at 100% of 2023 Maffei RSUs and 2023 Maffei Cash Award, which is reflected in the table above. A change in control (as defined in the 2019 Maffei Employment Agreement) of our company would provide Mr. Maffei with a short time period during which to exercise his rights to terminate his employment for good reason, which would result in vesting of the 2020 Maffei Term RSUs. For purposes of the tabular presentation above, we have assumed that Mr. Maffei does not exercise his right to terminate his employment for good reason in connection with a change in control of our company. Because the exercise price of the vested stock options granted to Mr. Maffei in 2019 is more than the closing market price of LTRPB shares on December 29, 2023 (the last trading day of the year), no value has been included for these awards in the table.

(7)
If Mr. Maffei’s employment had been terminated at our company’s election for any reason (other than cause) or by Mr. Maffei for good reason (as defined in his employment agreement) or by reason of disability, as of December 31, 2023, he would have been entitled to receive (i) personal use of the corporate aircraft for 120 hours per year, (ii) information technology support from our Company, as reasonably requested by Mr. Maffei, and (iii) continuation of such other perquisites as Mr. Maffei was entitled to receive prior to such termination, in each case, over a 12-month period. The maximum potential cost of using the corporate aircraft for 120 hours based on an hourly average of the incremental cost of use of the corporate aircraft is $922,496. The amount in the table includes our allocable portion of this payment (5%) for which we would reimburse Liberty Media.

(8)
Each of Messrs. Wendling and Rosenthaler and Ms. Wilm would have forfeited all of his or her 2023 Chief RSUs and 2023 Chief Cash Awards if his or her employment had been terminated by him or her or by our company for cause as of December 31, 2023. Messrs. Wendling’s and Rosenthaler’s and Ms. Wilm’s vested options would remain outstanding and exercisable in accordance with their terms in the event each of Messrs. Wendling or Rosenthaler or Ms. Wilm terminated his or her employment as of December 31, 2023, however, because the exercise prices of Messrs. Wendling’s and Rosenthaler’s and Ms. Wilm’s vested options are more than the closing market price of LTRPA shares on December 29, 2023 (the last trading day of the year), no value has been included for these awards in the table. If each of Messrs. Wendling or Rosenthaler or Ms. Wilm was terminated by our company for “cause” as of December 31, 2023, all of his or her outstanding option grants would have been forfeited.

(9)
Based on (i) the number of vested options held by Messrs. Wendling and Rosenthaler and Ms. Wilm and (ii) the number of unvested RSUs and unvested cash awards held by the named executive officer as of December 31, 2023 that would have vested pursuant to the following: If Messrs. Wendling’s or Rosenthaler’s or Ms. Wilm’s employment had been terminated without cause as of December 31, 2023, their 2023 Chief RSUs and 2023 Chief Cash awards would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. As described above in “—Compensation Discussion and Analysis—Elements of 2023 Executive

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Compensation—Equity Incentive Compensation—Annual Equity Awards—Chief Performance-based RSU Awards,” our compensation committee vested all of the 2023 Chief RSUs and 2023 Chief Cash Awards, which is reflected in the table above. Because the exercise prices of Messrs. Wendling’s and Rosenthaler’s and Ms. Wilm’s vested options are more than the closing market price of LTRPA shares on December 29, 2023 (the last trading day of the year), no value has been included for these awards in the table.
(10)
Based on (i) the number of vested options held by Messrs. Wendling and Rosenthaler and Ms. Wilm and (ii) the number of unvested RSUs and unvested cash awards held by the named executive officer as of December 31, 2023 that would vest pursuant to the following: If Messrs. Wendling’s or Rosenthaler’s or Ms. Wilm’s employment had been terminated due to death or disability as of December 31, 2023, all of the 2023 Chief RSUs and 2023 Chief Cash Awards would have vested. Because the exercise prices of Messrs. Wendling’s and Rosenthaler’s and Ms. Wilm’s vested options are more than the closing market price of LTRPA shares on December 29, 2023 (the last trading day of the year), no value has been included for these awards in the table.

(11)
Upon a change of control, we have assumed for purposes of the tabular presentation above that all of the 2023 Chief RSUs and 2023 Chief Cash Awards would have vested. The table includes the value of Messrs. Wendling’s and Rosenthaler’s and Ms. Wilm’s vested options, however, because the exercise prices of the vested options are more than the closing market price of LTRPA shares on December 29, 2023, no value has been included for these awards in the table.

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EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
This section provides information about the relationship between compensation actually paid to our Principal Executive Officer and other named executive officers and certain financial performance measures of our Company. For purposes of this section, the amount of compensation actually paid to our Principal Executive Officer and other named executive officers is determined using the valuation methods prescribed by the SEC in Item 402(v) of Regulation S-K. Although the rules describe such amount as compensation actually paid, these amounts are not reflective of the taxable compensation actually paid to our named executive officers in a covered year. As described in more detail below, to determine the amount of compensation actually paid in a covered year, Item 402(v) of Regulation S-K requires that in each covered year we (1) deduct the grant date value of equity awards reported in the Stock Awards or Option Awards columns in the Summary Compensation Table from the Total column in the Summary Compensation Table; (2) add, for awards granted in the covered year, the fair value of the equity awards (i) as of the end of a covered year or (ii) as of the vesting date, as applicable; and (3) add or subtract, for awards granted in, and outstanding at the end of, a prior year (i) the change in the fair value from the end of the prior year to the end of the current year or (ii) from the end of the prior year to the date the awards vest in the covered year, as applicable.
	PEO(1)		Non-PEO NEOs(1)		Value of initial fixed $100 investment based on:			(millions)
Year	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for non-PEO NEOs ($)(2)	Average Compensation Actually Paid to non-PEO NEOs ($)(3)	Total Shareholder Return (“TSR”) ($)(4)		Peer Group TSR ($)(5)	Net Income ($)(6)	Adjusted OIBDA ($)(7)
2023	2,372,259	3,128,631	121,836	146,861	LTRPA	11.56	132.49	(1,020)	69
					LTRPB	128.28
2022	2,074,577	(495,151)	111,221	18,432	LTRPA	9.11	101.81	46	61
					LTRPB	344.83
2021	2,487,114	(1,259,524)	135,808	(30,049)	LTRPA	29.52	119.56	38	23
					LTRPB	231.03
2020	6,885,895	8,002,704	164,315	178,659	LTRPA	59.05	103.32	(862)	(12)
					LTRPB	405.93

(1)
Our Principal Executive Officer (PEO) for each of the fiscal years indicated was Mr. Maffei. Our named executive officers other than our PEO (non-PEO NEOs) for each of the fiscal years indicated were Messrs. Wendling and Rosenthaler and Ms. Wilm.

(2)
Reflects, for Mr. Maffei, the total compensation reported in the Summary Compensation Table and for the non-PEO NEOs, the average total compensation reported in the Summary Compensation Table in each of the fiscal years indicated.

64 / 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
(3)
Represents the compensation actually paid to Mr. Maffei and the non-PEO NEOs in each of the fiscal years indicated as computed in accordance with Item 402(v) of Regulation S-K and related SEC guidance, as set forth below:

Compensation actually paid to PEO and Non-PEO NEOs
	As Reported in Summary Compensation Table(a)			Equity Award Adjustments(b)
Year	Total	Stock Awards	Option Awards	Fair Value at Year End of Awards Granted During Year that Remain Outstanding and Unvested at Year End(c)	Year-over- Year Change in Fair Value of Awards Granted in Prior Year that Remain Outstanding and Unvested at Year End(d)	Fair Value at Vesting Date of Awards Granted and Vested in Same Year(e)	Change in Fair Value from Prior Year End to Vesting Date of Awards Granted in Prior Year and Vested in Covered Year(f)	Total Compensation Actually Paid
PEO
2023	2,372,259	(181,214)	—	—	189,000	812,438	(63,851)	3,128,631
2022	2,074,577	(748,898)	—	—	(2,079,090)	258,260	—	(495,151)
2021	2,487,114	(1,090,509)	—	—	(3,007,750)	351,620	—	(1,259,524)
2020	6,885,895	(5,310,861)	—	4,557,000	(861,914)	2,732,583	—	8,002,704
Non-PEO NEOs
2023	121,836	(8,641)	—	—	—	38,729	(5,063)	146,861
2022	111,221	(40,738)	—	—	(34,029)	14,069	(32,092)	18,432
2021	135,808	(59,406)	—	—	(125,606)	19,155	—	(30,049)
2020	164,315	(14,501)	(149,815)	166,285	(39,000)	51,374	—	178,659

(a)
Reflects, for Mr. Maffei, the applicable amounts reported in the Summary Compensation Table and for the non-PEO NEOs, the average of the applicable amounts reported in the Summary Compensation Table in each of the fiscal years indicated.

(b)
The adjustments made to the fair value of equity awards in accordance with Item 402(v) of Regulation S-K do not include adjustments for dividends paid or the fair value of equity awards received in lieu of cash compensation foregone at a named executive officer’s election where such amounts are reported in the Salary, Bonus or All Other Compensation columns of the Summary Compensation Table in accordance with SEC guidance. Amounts with respect to our performance-based awards have been revised from those provided in our Definitive Proxy Statement on Schedule 14A with respect to our 2023 annual meeting of stockholders in accordance with SEC guidance released in September 2023 to reflect that vesting occurred as of the last day of the performance year (which is the last day the NEOs were required to provide services to receive the awards) instead of the date our compensation committee certified the level at which the performance goals were achieved.

(c)
Reflects, with respect to Mr. Maffei, the fair value and, with respect to the non-PEO NEOs, the average of the fair values, as of the end of the covered fiscal year of awards granted in, and remaining outstanding and unvested (in whole or in part) as of the end of, the covered fiscal year.

(d)
Reflects, with respect to Mr. Maffei, the change in fair value, and with respect to the non-PEO NEOs, the average of the change in fair values, from the end of the prior fiscal year to the end of the covered fiscal year of awards granted in prior fiscal years that remained outstanding and unvested (in whole or in part) as of the end of the covered fiscal year.

(e)
Reflects, with respect to Mr. Maffei, the fair value, and with respect to the non-PEO NEOs, the average of the fair values, as of the day awards became vested in the covered fiscal year, when such awards were also granted in the covered fiscal year.

(f)
Reflects, with respect to Mr. Maffei, the change in fair value, and with respect to the non-PEO NEOs, the average of the change in fair values, from the end of the prior fiscal year to the day awards became vested in the covered fiscal year, when such awards were granted in a prior fiscal year.

(4)
For each covered fiscal year, represents the cumulative total stockholder return on an initial fixed $100 investment in each of our Series A and Series B common stock (Nasdaq or OTC Markets, as applicable: LTRPA and LTRPB) from December 31, 2019 through December 31 of each covered fiscal year.

(5)
For each covered fiscal year, represents the cumulative total stockholder return on an initial fixed $100 investment in the S&P 500 Hotels, Restaurants, and Leisure Index from December 31, 2019 through December 31 of each covered fiscal year. The S&P 500 Hotels, Restaurants, and Leisure Index was selected as the peer group for purposes of this disclosure because it contains peer companies to Tripadvisor, which is one of our operating companies, the financial performance of which factors into compensation paid to Mr. Maffei and the non-PEO NEOs.

LIBERTY TRIPADVISOR HOLDINGS, INC. / 65

EXECUTIVE COMPENSATION
(6)
Represents the amount of net income reflected in our consolidated financial statements for each covered fiscal year.

(7)
We define adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, transaction related costs (including acquisition, restructuring, integration, and advisory fees), and impairment charges. For purposes of this disclosure, adjusted OIBDA includes our attributable interests in our equity investments.

Relationship Between Compensation Actually Paid and Cumulative Total Shareholder Return
PEO
non-PEO NEOs

Relationship Between Compensation Actually Paid and Net Income
PEO
non-PEO NEOs

Relationship Between Compensation Actually Paid and Adjusted OIBDA
PEO
non-PEO NEOs

66 / 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
2023 Key Performance Measures
The table below contains an unranked list of the most important financial performance measures we use to link executive compensation actually paid to performance.
Key Financial Performance Measures
Revenue
Adjusted OIBDA
Free Cash Flow
LIBERTY TRIPADVISOR HOLDINGS, INC. / 67

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2023 with respect to shares of our common stock authorized for issuance under our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights or settlement of restricted stock units (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015), as amended			—(1)
LTRPA	164,258	$13.05
LTRPB	26,557	$14.28
Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan			266,816(2)
LTRPA	906,160	$4.72
LTRPB	1,747,665	$3.76
Total
LTRPA	1,070,418
LTRPB	1,774,222
			266,816

(1)
Upon adoption of the 2019 incentive plan, the Board of Directors ceased making any further grants under the 2014 incentive plan. The amounts reported for the 2014 incentive plan reflect the number of securities to be issued upon exercise of outstanding options and the weighted average exercise price thereof.

(2)
The 2019 incentive plan permits grants of, or with respect to, shares of any series of our common stock. The amounts reported for the 2019 incentive plan reflect 870,651 shares of LTRPA and 572,665 shares of LTRPB to be issued upon exercise of outstanding options and 35,509 shares of LTPRA and 1,175,000 shares of LTRPB to be issued upon the settlement of restricted stock units. For restricted stock units subject to performance-based vesting requirements, such amounts vested at 100 percent of target performance and therefore are reflected as such in the above table. As described in “—Compensation Discussion and Analysis—Elements of 2023 Executive Compensation—Equity Incentive Compensation—Annual Equity Awards—Maffei Annual Equity Awards,” our compensation committee vested all of the 2023 Maffei RSUs, but had 150 percent of the 2023 Maffei RSUs vested, 262,500 shares of LTRPB would have been issuable upon the settlement of restricted stock units. The weighted average exercise prices do not take into account restricted stock units, which by their nature do not have an exercise price.

68 / 2024 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of any series of our voting stock. Beneficial ownership of our common stock is set forth below only to the extent known by us or ascertainable from public filings.
Unless otherwise indicated, the security ownership information with respect to our common stock is given as of February 29, 2024 and, in the case of percentage ownership information, is based upon (1) 73,066,321 LTRPA shares and (2) 4,057,532 LTRPB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all LTRPA and LTRPB shares.
Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
Gregory B. Maffei c/o Liberty TripAdvisor Holdings, Inc. 12300 Liberty Blvd. Englewood, CO 80112	LTRPA	—	—	37.7
	LTRPB	4,512,534(1)	96.9
Crimson Asset Management Ltd. 161 Bay Street, Suite 2693 Toronto, ON M5J 251	LTRPA	10,923,551(2)	15.0	9.6
	LTRPB	—	—
Cove Street Capital, LLC 525 South Douglas St, Suite 225 El Segundo, CA 90245	LTRPA	8,356,310(3)	11.4	7.4
	LTRPB	—	—
The Vanguard Group 100 Vanguard Blvd. Malven, PA 19355	LTRPA	4,337,240(4)	5.9	3.8
	LTRPB	—	—
Wittenberg Investment Management, Inc. 650 Concord Street, Suite 203 Carlisle, MA 01741	LTRPA	3,934,990(5)	5.4	3.5
	LTRPB	—	—
Triad Investment Management 1301 Dove Street, Suite 1080 Newport Beach, CA 92660	LTRPA	3,971,482(6)	5.4	3.5
	LTRPB	—	—

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Maffei, our Chairman of the Board, President and Chief Executive Officer, is given as of February 29, 2024, and is set forth in “—Security Ownership of Management” below.

(2)
Based on Amendment No. 2 to Schedule 13G, filed February 26, 2024 by Crimson Asset Management, which states that, with respect to LTRPA, Crimson Asset Management has sole voting and sole dispositive power over 10,923,551 shares.

(3)
Based on Amendment No. 1 to Schedule 13G, filed February 12, 2024 jointly by Cove Street and CSC Partners, which states that, with respect to LTRPA, (i) Cove Street has shared voting power over 4,301,347 shares and shared dispositive power over 8,356,310 shares, (ii) Jeffrey Bronchick has sole voting power and sole dispositive power over 24,544 shares, shared voting power over 4,276,803 shares and shared dispositive power over 8,331,766 shares and (iii) CSC Partners has no sole or shared voting or dispositive power over the reported shares.

(4)
Based on Schedule 13G, filed February 9, 2023 by Vanguard, which states that, with respect to LTRPA, Vanguard has sole dispositive power over 4,311,815 shares and shared dispositive power over 25,425 shares.

(5)
Based on Schedule 13G, filed February 13, 2024 by Wittenberg, which states that, with respect to LTRPA, Wittenberg has sole voting power over 3,924,990 shares, shared voting power over 10,000 shares and sole dispositive power over 3,934,990 shares.

(6)
Based on Amendment No. 1 to Schedule 13D, filed February 12, 2024 by Triad, which states that, with respect to LTRPA, Triad has sole and shared voting and dispositive power over 3,971,482 shares.

LIBERTY TRIPADVISOR HOLDINGS, INC. / 69

Security Ownership of Certain Beneficial Owners and Management
SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth information with respect to the ownership by each of our directors and named executive officers (as defined herein) and by all of our directors and executive officers as a group of shares of (1) LTRPA, LTRPB and LTRPP and (2) the Common Stock, par value $0.001 per share (TRIP), of our consolidated subsidiary Tripadvisor. None of our directors or named executive officers own shares of Tripadvisor’s Class B Common Stock, par value $0.001 per share (Tripadvisor Class B). Unless otherwise indicated, the security ownership information with respect to our capital stock is given as of February 29, 2024 and, in the case of percentage ownership information, is based upon 73,066,321 LTRPA shares, 4,057,532 LTRPB shares and 187,414 LTRPP shares, in each case, outstanding on that date. Unless otherwise indicated, the security ownership information with respect to Tripadvisor is given as of February 29, 2024 and, in the case of percentage ownership information, is based on 125,099,694 TRIP shares and 12,799,999 Tripadvisor Class B shares, in each case, outstanding on February 9, 2024. The percentage voting power for Liberty TripAdvisor is presented on an aggregate basis for all LTRPA and LTRPB shares. LTRPP shares are, however, non-voting and, therefore, in the case of percentage voting power, are not included. The percentage voting power for TRIP is presented on an aggregate basis for all series of TRIP common stock.
Shares of capital stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 29, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LTRPB, though convertible on a one-for-one basis into shares of LTRPA, are reported as beneficial ownership of LTRPB only, and not as beneficial ownership of LTRPA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
Gregory B. Maffei Chairman of the Board, President and Chief Executive Officer	LTRPA	—	—	37.7
	LTRPB	4,513(1)	96.9
	LTRPP	—	—
	TRIP	107(2)	*	*
Christy Haubegger Director	LTRPA	100(1)	*	*
	LTRPB	—	—
	LTRPP	—	—
	TRIP	—	—	—
Michael J. Malone Director	LTRPA	236(1)	*	*
	LTRPB	—	—
	LTRPP	—	—
	TRIP	—	—	—
Chris Mueller Director	LTRPA	175(1)	*	*
	LTRPB	—	—
	LTRPP	—	—
	TRIP	—	—	—
Larry E. Romrell Director	LTRPA	178(1)	*	*
	LTRPB	**	*
	LTRPP	—	—
	TRIP	—	—	—
Albert E. Rosenthaler Director and Former Chief Corporate Development Officer(4)	LTRPA	136(1)	*	*
	LTRPB	—	—
	LTRPP	—	—
	TRIP	50	*	*
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Security Ownership of Certain Beneficial Owners and Management
Name	Title of Series	Amount and Nature of Beneficial Ownership (In thousands)	Percent of Series (%)	Voting Power (%)
J. David Wargo Director	LTRPA	261(1)(3)	*	*
	LTRPB	—	—
	LTRPP	—	—
	TRIP	—	—	—
Brian J. Wendling Senior Vice President and Chief Financial Officer	LTRPA	49(1)	*	*
	LTRPB	—	—
	LTRPP	—	—
	TRIP	—	—	—
Renee L. Wilm Chief Legal Officer and Chief Administrative Officer	LTRPA	93(1)	*	*
	LTRPB	—	—
	LTRPP	—	—
	TRIP	—	—	—
All current directors and executive officers as a group (9 persons)	LTRPA	1,228(1)(3)	1.7	38.5
	LTRPB	4,513(1)	96.9
	LTRPP	—	—
	TRIP	158(2)	*	*

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes beneficial ownership of LTRPA and LTRPB shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 29, 2024.

	LTRPA	LTRPB
Gregory B. Maffei	—	599,222
Christy Haubegger	25,776	—
Michael J. Malone	98,084	—
Chris Mueller	17,485	—
Larry E. Romrell	98,305	—
Albert E. Rosenthaler	89,404	—
J. David Wargo	176,922	—
Brian J. Wendling	49,491	—
Renee L. Wilm	68,489	—
Total	623,956	599,222

(2)
Includes 1,938 TRIP shares held by the Maffei Foundation. Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation. Mr. Maffei disclaims beneficial ownership of these shares held by The Maffei Foundation.

(3)
Includes 390 LTRPA shares held by Mr. Wargo’s spouse as to which Mr. Wargo has disclaimed beneficial ownership.

(4)
Mr. Rosenthaler retired from his position as our Chief Corporate Development Officer on December 31, 2023.

LIBERTY TRIPADVISOR HOLDINGS, INC. / 71

Security Ownership of Certain Beneficial Owners and Management
HEDGING DISCLOSURE
We do not have any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
CHANGES IN CONTROL
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.
Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms filed with the SEC and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, with the exception of one Form 4 by Albert E. Rosenthaler reporting one transaction and one Form 4 by Renee L. Wilm reporting one transaction.
72 / 2024 PROXY STATEMENT

Certain Relationships and Related Party Transactions
Certain Relationships and Related Party Transactions

Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our Board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our Board or another independent body of our Board designated to address such actual or potential conflicts.
INVESTMENT AGREEMENT
On March 26, 2020, pursuant to the Investment Agreement, among our company, Certares Holdings LLC (Certares Holdings), Certares Holdings (Blockable) LLC (Certares Blockable) and Certares Holdings (Optional) LLC (Certares Optional) (collectively, Assignor) and solely for the purposes of certain provisions specified therein, Gregory B. Maffei, as assigned pursuant to the Assignment and Assumption Agreement, dated as of March 26, 2020, by and among the Assignor and Certares LTRIP (the Purchaser, and together with Assignor, Certares), we issued and sold to the Purchaser 325,000 shares of LTRPP, for a purchase price of $1,000 per share. Effective as of March 29, 2021, the Stock Repurchase Agreement, dated as of March 22, 2021 (the Repurchase Agreement) between our company and the Purchaser, among other things, amended certain terms of the Investment Agreement. For more information regarding such amended terms of the Investment Agreement, see “—Stock Repurchase Agreement.”
The Investment Agreement contains certain covenants of our company and Certares, including, among other things, a covenant that, subject to certain exceptions including those set forth in the Repurchase Agreement and described below, Certares will not transfer, or agree to transfer, any of its shares of LTRPP.
Board Matters. Pursuant to the Investment Agreement, for so long as at least 25% of the original aggregate liquidation value of the LTRPP shares remains outstanding (the Threshold Amount), the holders of a majority of the LTRPP shares may appoint one director (the Series A Preferred Threshold Director) to our Board of Directors. Upon the closing of the transactions pursuant to the Investment Agreement, Mr. M. Gregory O’Hara, Founder and Senior Managing Director of Certares Management LLC, was appointed as the Series A Preferred Threshold Director and Vice Chairman of our Board of Directors. Pursuant to the Repurchase Agreement, effective as of March 29, 2021, Mr. O’Hara resigned as the Series A Preferred Threshold Director and the Purchaser permanently waived its right to appoint the Series A Preferred Threshold Director. As a condition to the transfer of any LTRPP shares, the transferee must agree to such waiver. In January 2023, Mr. O’Hara resigned from our Board of Directors. For more information regarding Board matters with respect to the Repurchase Agreement, see “—Stock Repurchase Agreement—Matters Relating to the Board.”
Consent Rights. For so long as the Threshold Amount remains outstanding, we will not pay any dividends on or repurchase shares of our common stock without the prior written consent of the holders of a majority of the LTRPP shares (subject to certain exceptions). In addition, for so long as the Purchaser beneficially owns a number of shares of LTRPP with an aggregate liquidation value at least equal to the Threshold Amount, we are required to obtain the prior written consent of the holders of at least a majority of the LTRPP shares prior to incurring certain indebtedness, issuing any stock which ranks on a parity basis with or senior to the LTRPP shares, issuing LTRPB shares, subject to certain exceptions, entering into certain affiliate transactions and transferring shares of Tripadvisor Class B and TRIP.
Sales Process. If our Board of Directors approves the initiation of a sale process to effect a change in control of itself or the entry into negotiations with a third party for a change in control, and, at such time, the Purchaser beneficially owns a number of shares of LTRPP with an aggregate liquidation value equal to at least the Threshold Amount, the Investment Agreement requires us to provide notice of such intent to the Purchaser, designate a nationally recognized investment bank to act as financial advisor, and provide the Purchaser the opportunity to participate as a potential buyer. In addition, if the Purchaser owns a number of shares of LTRPP with an aggregate liquidation value equal to at least the Threshold Amount, subject to certain exceptions, the Purchaser is entitled to certain rights to match offers consisting of at least 90% of cash consideration to acquire our company or LTRPB shares owned by Mr. Maffei, as the case may be.
LIBERTY TRIPADVISOR HOLDINGS, INC. / 73

Certain Relationships and Related Party Transactions
Consultation. For so long as the Purchaser owns shares of LTRPP having a liquidation value equal to at least the Threshold Amount, the Purchaser is entitled to certain consultation rights with our company with respect to any matter on which we vote our shares of Tripadvisor equity and with Mr. Maffei with respect to any matter on which he votes his LTRPB shares.
Tripadvisor Board. The Investment Agreement also required our company, upon closing, to nominate an individual designated by the Purchaser to the Board of Directors of Tripadvisor for so long as (i) the Purchaser beneficially owns a number of shares with an aggregate liquidation value equal to at least the Threshold Amount and (ii) we have a right to nominate at least two directors to Tripadvisor’s board of directors under the Tripadvisor Governance Agreement. On March 27, 2020, Mr. O’Hara was appointed to the board of directors of Tripadvisor.
The description of the Investment Agreement is qualified in its entirety by reference to the full text of the Investment Agreement, which is incorporated by reference herein and filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC March 16, 2020.
STOCK REPURCHASE AGREEMENT
No repurchases of LTRPP shares were made under the Repurchase Agreement or otherwise in 2023. We have outstanding 187,414 LTRPP shares.
The Repurchase Agreement contains customary representations, warranties and covenants of the parties. In addition, the Repurchase Agreement provides as follows:
Permanent Waiver of Put Right. The Purchaser permanently waived its put right with respect to our LTRPP shares contained in the Certificate of Designations (the Put Right).
Liberty TripAdvisor Call Right. We have the option, from time to time commencing on March 27, 2024, to call and repurchase (the Optional Repurchase Right) any and all of the outstanding LTRPP shares at the Optional Repurchase Price (as such term is defined in the Repurchase Agreement).
Restriction on Transfer of LTRPP Shares. Subject to exceptions contained in the Investment Agreement and the Repurchase Agreement, the LTRPP shares generally are non-transferable; provided that we have agreed not to unreasonably withhold our consent to certain transfers of up to 49% of the remaining LTRPP shares outstanding following the completion of the repurchase pursuant to the Repurchase Agreement (so long as there are no more than six holders of the LTRPP shares at any one time). Any transferee of LTRPP shares must agree to the permanent waiver of the Put Right, the permanent waiver of the right to appoint the Series A Preferred Threshold Director (as described below) and to the Optional Repurchase Right.
Lock-up on TRIP. Pursuant to the Repurchase Agreement, and subject to the limited exceptions described therein, the Purchaser was restricted from transferring TRIP shares for a period of six months commencing on March 22, 2021.
Matters Relating to the Board. Pursuant to the Repurchase Agreement, (i) Mr. O’Hara delivered a resignation to our Board of Directors as the Series A Preferred Threshold Director, (ii) the Purchaser permanently waived its right to appoint the Series A Preferred Threshold Director, (iii) the authorized size of our Board of Directors increased by two members (the LTRP New Board Seats) and (iv) Mr. O’Hara was appointed to one of the LTRP New Board Seats as a Class III member with a term expiring at our 2021 annual meeting of stockholders (the LTRP 2021 Annual Meeting) and Vice Chairman of our Board of Directors. Pursuant to the Repurchase Agreement, the Purchaser nominated Mr. O’Hara to be included in the slate of nominees recommended by our Board of Directors to our stockholders for election as directors at the LTRP 2021 Annual Meeting, at which meeting Mr. O’Hara was elected to continue serving as a Class III member of our Board of Directors until the 2024 annual meeting of stockholders or his earlier resignation or removal. The Purchaser has the right to nominate Mr. O’Hara to be included in any future slate of such nominees for Class III directors for so long as Purchaser beneficially owns LTRPP shares equal to at least the Threshold Amount. In the event Mr. O’Hara is not elected as a director of our Board of Directors, we will appoint Mr. O’Hara as a non-voting observer of our Board of Directors, subject to certain customary conditions, for so long as the Purchaser beneficially owns LTRPP shares equal to at least the Threshold Amount. In the event the Purchaser ceases to beneficially own LTRPP shares equal to at least the Threshold Amount, the Purchaser will cause Mr. O’Hara to immediately resign from our Board of Directors or, if applicable, his non-voting Board observer position, which will automatically terminate at such time. Effective January 31, 2023, Mr. O’Hara resigned from or Board of Directors due to competing professional obligations. In connection with his resignation from our Board of Directors effective January 31, 2023, Mr. O’Hara no longer serves as Vice Chairman of our Board of Directors. The
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description of the Repurchase Agreement is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is incorporated by reference herein and filed as Exhibit 7(f) to our Amendment No. 4 to Schedule 13D filed with the SEC on March 24, 2021.
REGISTRATION RIGHTS AGREEMENT
Our company and the Purchaser entered into a Registration Rights Agreement. Under the Registration Rights Agreement, the Purchaser is entitled to demand and piggyback registration rights with respect to the shares of LTRPP and any shares of common stock of our company paid to satisfy our obligations under the Investment Agreement and the Certificate of Designations. The Purchaser will be entitled to four demand registration rights, subject to certain limitations, including that each demand must cover at least $15,000,000 in value of shares to be registered and that we will not be required to effect more than one underwritten shelf takedown during any 180 day period. We will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions).
The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is incorporated by reference herein and filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on March 16, 2020.
LETTER AGREEMENT WITH MR. MAFFEI
On December 21, 2014, Mr. Maffei received a one-time grant of options consisting of 1,797,107 options to purchase shares of LTRPB at an exercise price of $27.83 per share (the 2014 Options). Because of the significant voting power that Mr. Maffei would possess upon exercise of the 2014 Options, our Board of Directors determined that it would be appropriate to also grant Mr. Maffei approval for purposes of exempting him from the restrictions that may be imposed on him as an “interested stockholder” under Section 203 of the General Corporation Law of the State of Delaware (Section 203). Separately, Mr. Maffei advised our Board that, although no agreement, arrangement or understanding had been reached, he was in discussions with Mr. Malone regarding a potential exchange of shares of LTRPB owned by the Malones (as defined below) for shares of LTRPA owned by Mr. Maffei. As a result, the compensation committee of our Board and the members of our Board independent of Mr. Maffei and the Malones determined that it was appropriate to request that Mr. Maffei enter into a standstill agreement with our company, and on December 21, 2014, we and Mr. Maffei entered into a letter agreement (the Standstill Letter). The Standstill Letter was entered into in connection with the grant of the 2014 Options to Mr. Maffei and in anticipation of such potential exchange. On December 22, 2014, Mr. Maffei acquired 2,770,173 shares of LTRPB in exchange for 3,047,190 shares of LTRPA pursuant to an exchange transaction pursuant to which he exchanged (the Exchange) an aggregate of 3,047,190 shares of LTRPA in a private transaction with John C. Malone, our Chairman at the time, Mr. Malone’s wife and two trusts (the Trusts) managed by an independent trustee, the beneficiaries of which are Mr. Malone’s adult children (Mr. Malone, his wife and the Trusts, the Malones), for an aggregate of 2,770,173 shares of LTRPB held by the Malones. Prior to the grant of the 2014 Options and any agreement, arrangement or understanding between Mr. Maffei and Mr. Malone regarding the Exchange, the compensation committee of our Board and the members of our Board independent of Mr. Maffei and the Malones approved (x) each of Mr. Maffei and certain of his related persons as an “interested stockholder” and (y) the acquisition by such persons of shares of our common stock, in each case, for purposes of Section 203.
Although certain portions of the Standstill Letter terminated in accordance with their terms on December 21, 2019, Mr. Maffei agreed, subject to certain exceptions, to certain customary standstill provisions, which remain in effect. Such provisions prohibit Mr. Maffei and his Controlled Affiliates (as defined in the Standstill Letter), unless expressly authorized by a majority of the members of our Board who are independent, disinterested and unaffiliated with Mr. Maffei and his Controlled Affiliates, from: (i) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect, or announcing any intention to effect or cause or participating in or assisting, facilitating or encouraging any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any equity securities (or beneficial ownership thereof) or rights or options to acquire any equity securities (or beneficial ownership thereof), of our company, (B) any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving our company, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to our company or (D) any solicitation of proxies or consents relating to the election of directors with respect to our company; (ii) forming, joining or in any way participating in a “group” (as defined under Rule 13d-3 of the Exchange Act); (iii) depositing any Voting Securities (as defined in the Standstill Letter) in a voting trust or similar arrangement; (iv) granting any proxies with respect to any Voting Securities to any person (other
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Certain Relationships and Related Party Transactions
than in his capacity as a designated representative of our company); (v) otherwise acting (alone or in concert with others), to call or seek to call a meeting of our stockholders, initiating any stockholder proposal or calling a special meeting of our Board of Directors; (vi) entering into any third-party discussions regarding the foregoing; (vii) publicly requesting a waiver or amendment of the foregoing, or making any public announcement regarding such restrictions; (viii) taking any action which would reasonably be expected to require our company to make a public announcement regarding the possibility of a business combination or merger; or (ix) advising, assisting or knowingly encouraging or directing any person to do so in connection with the foregoing. However, Mr. Maffei will not be deemed to have breached or violated these limitations to the extent such actions were taken in connection with his provision of services to our company as a member of our Board of Directors or as Chief Executive Officer of our company.
The standstill limitations cease to apply (i) if our company fails (subject to certain exceptions) to comply with our obligation to include Mr. Maffei (or his designee) on the Management Slate for election as a director (other than at Mr. Maffei’s request or because of Mr. Maffei’s refusal to accept such nomination), (ii) if Mr. Maffei ceases to serve as Chief Executive Officer of our company other than as a result of his resignation without Good Reason (as defined in the grant agreement related to the 2014 Options (the Option Agreement)), his Disability (as defined in the Option Agreement) or his termination for Cause (as defined in the Option Agreement), or (iii) if Mr. Maffei (or his designee) ceases to be a director of our company, other than (A) due to his refusal to serve as a director of our company or to propose a designee in his place, (B) due to his (or his designee’s) resignation, (C) due to Mr. Maffei’s election not to submit a replacement candidate for appointment or (D) during a period following Mr. Maffei’s resignation so long as our company is working in good faith to appoint a replacement designee of Mr. Maffei. The standstill limitations also cease to apply upon the occurrence of certain events set forth in the Standstill Letter, including our company entering into discussions regarding a transaction that would, if consummated, be reasonably likely to result in a Change of Control (unless Mr. Maffei has been released from such restrictions to the extent reasonably necessary for him to fully participate in any discussions (in his capacity as a stockholder) and to offer or propose alternative transactions involving himself and his Controlled Affiliates and third parties) or a third party commences a tender or exchange offer for at least 50.1% of our common stock which would result in a Change of Control of our company and which offer is not opposed by our company.
The foregoing is a summary of the Standstill Letter and is qualified by reference to the full text of the Standstill Letter, which is incorporated by reference herein and filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on December 29, 2014.
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LIBERTY TRIPADVISOR HOLDINGS

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LIBERTY TRIPADVISOR HOLDINGS, INC.

The Board of Directors recommends you vote FOR each nominee listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gregory B. Maffei
02) Michael J. Malone

The Board of Directors recommends you vote FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O LIBERTY TRIPADVISOR HOLDINGS, INC.P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on June 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/LTAH2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. New York City time on June 9, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V46603-P08803 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.comV46604-P08803LIBERTY TRIPADVISOR HOLDINGS, INC.Annual Meeting of Stockholders June 10, 2024, 8:45 a.m. Mountain timeThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoint(s) Renee L. Wilm and Brian J. Wendling, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 8:45 a.m., Mountain time, on June 10, 2024, via a live webcast accessible at www.virtualshareholdermeeting.com/LTAH2024, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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LIBERTY TRIPADVISOR HOLDINGS, INC.

2024 Annual Meeting
Vote by June 9, 2024
11:59 PM New York City time

You invested in LIBERTY TRIPADVISOR HOLDINGS, INC. and it's time to vote!

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June 10, 2024
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THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Gregory B. Maffei 02) Michael J. Malone	For
2. The auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2024.	For
3. The say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers.	For
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.	

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